                                THIRD AMENDMENT TO AND
                         RESTATEMENT OF AMENDED AND RESTATED
                                   CREDIT AGREEMENT


         THIS THIRD AMENDMENT TO AND RESTATEMENT OF AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is dated as of May 13, 1997 and is between BEST BUY CO., INC., a Minnesota corporation (the "Company"), the lenders party to the Credit Agreement, as hereinafter defined (such lenders being hereinafter sometimes referred to, collectively, as the "Banks"), and FIRST BANK NATIONAL ASSOCIATION, as agent for the Banks (in such capacity, the "Agent").

    WITNESSETH THAT:

    WHEREAS, the Company, the Banks and the Agent are parties to an Amended and Restated Credit Agreement dated as of August 25, 1995, as amended by a First Amendment to Credit Agreement dated as of March 1, 1996 and a Second Amendment to Credit Agreement dated as of December 24, 1996 (as so amended, the "Credit Agreement");

    WHEREAS, the Company has exercised its right to reduce the Commitments pursuant to Section 2.15 of the Credit Agreement; and

    WHEREAS, the Company, the Banks and the Agent have agreed to amend the Credit Agreement as provided herein.

    NOW, THEREFORE, the parties hereto agree as follows:

    1. CERTAIN DEFINED TERMS. Each capitalized term used herein without being defined that is defined in the Credit Agreement shall have the meaning given to it in the Credit Agreement.

    2.   AMENDMENTS TO CREDIT AGREEMENT.

         (a) The Credit Agreement is amended and restated in its entirety (excluding the Exhibits and Schedules thereto) to read as follows:

                                      ARTICLE I
                                     DEFINITIONS

         Section 1.01 CERTAIN DEFINED TERMS. As used herein and, unless otherwise defined therein, in each Exhibit and Schedule, the following terms shall have the following respective meanings (such meanings to be equally applicable to both the singular and plural form of the terms defined, as the context may require):

         "ACTUAL SENIOR DEBT RATING": the rating for the Company or any outstanding senior, unsecured public debt issued by the Company that is not credit-enhanced, as announced from time to time by either S&P or Moodys.

         "ADDITIONAL MARGIN": as of any date of determination, the applicable percentage based on the Interest Coverage Ratio (Pricing) for the period of twelve consecutive months ending on the applicable "Margin Measurement Date" (as defined below), as set forth below:


    Interest Coverage                            Applicable Letter of
      Ratio (Pricing)        Applicable Margin   Credit Fee Percentage

    ------------------       -----------------   ----------------------

    Greater than 1.45 : 1.00           0              0
    1.401 : 1.00-1.45 : 1.00           0.25%          0.125%
    1.351 : 1.00-1.40 : 1.00           0.50%          0.25%
    1.35 : 1.00 or less                0.75%          0.375%

With respect to each date of determination during any period beginning on the tenth day of any month and continuing through the ninth day of the following month (e.g., February 10 - March 9), the Margin Measurement Date shall be the last day of the second fiscal month preceding the month in which such period begins (e.g., January 3). To the extent the financial statements required under
Section 5.01(b) as of, and for the period ending on, any Margin Measurement Date, and the accompanying Compliance Certificate or certificate required pursuant to Section 5.02(e), as applicable, are not delivered to the Agent within thirty (30) days after such Margin Measurement Date, the Interest Coverage Ratio (Pricing) as of such Margin Measurement Date shall, for purposes of this definition, be deemed to be less than 1.35 : 1.00.


         "ADJUSTED EURODOLLAR RATE": with respect to each Interest Period applicable to a Eurodollar Advance, the rate (rounded upward, if necessary, to the next higher one hundredth of one percent) determined by dividing the Eurodollar Rate for such Interest Period by 1.00 minus the Eurodollar Reserve Percentage.

         "ADVANCE":  a Reference Rate Advance or a Eurodollar Advance.

         "AFFILIATE": when used with respect to a specified Person, another Person that directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes hereof, "control" shall have the meaning given such term in Rule 12b-2 under the Securities Exchange Act of 1934, and "controlled" shall have a correlative meaning.

         "AGGREGATE AVAILABLE AMOUNT" as of any date of determination, the sum of the Available Amounts of all of the Banks.

         "AGGREGATE BASE COMMITMENT AMOUNT": as of any date of determination, the sum of the Base Commitment Amounts of all of the Banks.

         "AGGREGATE COMMITMENT AMOUNT": as of any date of determination, the sum of the Commitment Amounts of all of the Banks.

         "AGGREGATE DESIGNATED AMOUNT": as of any date of determination, the sum of the Designated Amounts of all the Banks.

         "AGGREGATE SEASONAL COMMITMENT AMOUNT": as of any date of determination, the sum of the Seasonal Commitment Amounts of all of the Banks.

         "AGREEMENT": this Amended and Restated Credit Agreement, as amended, supplemented, restated or otherwise modified and in effect from time to time.

         "AGREEMENT FOR LEASE": the Agreement for Lease dated as of August 25, 1994 between Conquest and BBC, as the same may be amended, supplemented, restated or otherwise modified and in effect from time to time.

         "APPLICABLE COMMITMENT FEE PERCENTAGE": as of any date of determination, the applicable percentage based on the Performance Level, as set forth below:


         Performance Level          Applicable Percentage
         -----------------          ---------------------
              I                             0.25%
              II                            0.25%
              III                           0.375%
              IV                            0.50%


         "APPLICABLE LETTER OF CREDIT FEE PERCENTAGE": as of any date of determination, (a) with respect to Letters of Credit having a scheduled expiration date not more than six months after the date of issuance, the applicable percentage based on the Performance Level, as set forth below:

         Performance Level          Applicable Percentage
         -----------------          ---------------------
              I                             0.75%
              II                            0.75%
              III                           1.25%
              IV                            1.75%

and (b) with respect to Letters of Credit having a scheduled expiration date more than six months after the date of issuance, the applicable percentage based on the Performance Level, as set forth above, plus one-quarter of one percent (0.25%), in each case PLUS the Additional Margin.

         "APPLICABLE MARGIN": as of any date of determination, the applicable percentage based on the Performance Level, as set forth below:

           Performance      Eurodollar           Swing-Line       Reference
              Level        Rate Advances            Loans       Rate Advances
           -----------     -------------         ----------     -------------
              I                0.75%              -0.75%           -0.50%
              II               1.00%              -0.75%           -0.50%
              III              1.50%              -0.375%           0
              IV               2.00%               0                0.50%

in each case PLUS the Additional Margin. The Applicable Margin for any Eurodollar Advance during any Interest Period applicable thereto shall be the Applicable Margin in effect on the first day of such Interest Period; PROVIDED, that the Applicable Margin for any such Interest Period shall be adjusted to account for any change in the Additional Margin on and as of the effective date of such change.

         "AVAILABLE AMOUNT": as to any Bank, the sum of its Base Commitment Amount and its Designated Amount.

         "BASE COMMITMENT AMOUNT": as to any Bank, the amount set forth opposite such Bank's name as its "Base Commitment Amount" in Schedule1.01(a), as the same may be reduced from time to time pursuant to Section 2.15.

         "BB CONCEPTS":  Best Buy Concepts, Inc., a Nevada corporation.

         "BB INVESTMENTS:"  BBC Investment Co., a Nevada corporation.

         "BB PROPERTY":  BB Property Company, a Nebraska general partnership.

         "BB PROPERTY LEASE AGREEMENT":  the Lease Agreement dated as of

April 15, 1993 between BB Property and the Company, as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time, and any other agreement between BB Property and the Company relating to the Lease of any real property.

         "BB PROPERTY LEASE DOCUMENTS": the BB Property Lease Agreement, together with any agreement, document or instrument entered into in connection with any credit extended to BB Property and secured by such Lease Agreement, other agreement or the properties covered thereby, including, without limitation, the Note Purchase Agreement dated as of April 15, 1993 among BB Property, the Company and Teachers Insurance and Annuity Association of America, and the "Deed of Trust" and the "Assignment" (as defined in such Note Purchase Agreement).

         "BBC":  BBC Property Co., a Minnesota corporation.

         "BEST BUY CAPITAL": Best Buy Capital, L.P., a Delaware limited partnership.

         "BOARD": the Board of Governors of the Federal Reserve System of the United States.

         "BORROWING BASE": as of a date of determination, 71 43/100% of the following amount MINUS (A) the amount of any unsecured Indebtedness incurred by the Company pursuant to Section 5.13(g) and (B) $30,000,000:

              55% of the lower of: (a) cost (as determined on a first-in, first-out basis) of Eligible Inventory LESS (i) the amount of Indebtedness of the Company or any Subsidiary secured by Liens on inventory and (ii) the amount accrued for losses due to missing inventory (shrink accrual) or (b) market value of Eligible Inventory LESS (i) the amount of Indebtedness of the Company or any Subsidiary secured by Liens on inventory and (ii) the amount accrued for losses due to missing inventory (shrink accrual).

         "BORROWING BASE CERTIFICATE":  a certificate in the form of Exhibit A.

         "BORROWING BASE DEFICIENCY": at the time of any determination, the amount by which the Total Outstandings exceed the Borrowing Base.

         "BORROWING DATE": each Business Day or Eurodollar Business Day on which the Banks are to make Loans to the Company pursuant to Section 2.01(a), or First Bank is to make a Swing-Line Loan to the Company pursuant to Section 2.01(b).

         "BUSINESS DAY": any day (other than a Saturday, Sunday or legal holiday) on which banks are permitted to be open for business in all of the cities where any Bank has its principal office in the United States of America.

         "CAPITAL EXPENDITURES": with respect to any Person for any specified period, the aggregate of all gross expenditures during such period for any fixed assets, or for improvements, replacements, substitutions or additions therefor or thereto, which are reflected as additions to property and equipment on statements of cash flows of such Person in accordance with GAAP.

         "CODE": the Internal Revenue Code of 1986, as amended or any successor thereto.

         "COMMITMENT": as to any Bank, the obligation of such Bank to make Loans pursuant to Sections 2.01(a) and 2.13 and, as to First Bank, its obligation to issue Letters of Credit pursuant to Section 2.09.

         "COMMITMENT AMOUNT": as to any Bank, the amount set opposite such Bank's name as its "Total Commitment Amount" in Schedule 1.01(a), as the same may be reduced from time to time pursuant to Section 2.15.

         "COMMITMENT FEE":  as such term is defined in Section 2.18(b).

         "COMPLIANCE CERTIFICATE":  a certificate in the form of Exhibit B.

         "CONQUEST": Conquest Funding, Limited Partnership, a Delaware limited partnership.

         "CONQUEST DOCUMENTS": the Agreement for Lease, the Master Lease Agreement, any agreement, document or instrument executed or delivered in connection therewith, any "Credit Agreement" (as defined in the Master Lease Agreement), any other agreement relating to Indebtedness of BBC or Conquest secured by or otherwise related to the Agreement to Lease, the Master Lease Agreement or any property covered thereby, and any agreement, document or instrument executed or delivered in connection with any such Credit Agreement or other agreement.

         "DESIGNATED AMOUNT": with respect to any Bank for any Designation Period, such Bank's Pro Rata Share of the amount of the Aggregate Seasonal Commitment Amount designated by the Company as available pursuant to Section 2.16.

         "DESIGNATION PERIOD":  as such term is defined in Section 2.16.

         "DOCUMENTARY LETTER OF CREDIT": a letter of credit which requires that the drafts thereunder be accompanied by a document of title covering or securing title to the goods acquired with the proceeds of such drafts.

         "ERISA": the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA AFFILIATE": any trade or business (whether or not incorporated) that is a member of a group of which the Company is a member and which is treated as a single employer under Section 414 of the Code.

         "EARNINGS BEFORE INTEREST, INCOME TAXES AND DEPRECIATION: for any period of determination, the consolidated net income of the Company and its Subsidiaries before deductions for income taxes, net interest expense, and provisions for depreciation and amortization of goodwill and intangibles accounted for in calculating consolidated net income, all as determined in accordance with GAAP, excluding therefrom (a)nonoperating gains (including, without limitation, extraordinary or unusual gains, gains from discontinuance of operations, gains arising from the sale of assets and other nonrecurring gains) of the Company and its Subsidiaries during the applicable period and (b)similar nonoperating losses (including, without limitation, losses arising from the sale of assets and other nonrecurring losses) of the Company and its Subsidiaries during such period.

         "EFFECTIVE DATE": the date on or after the execution and delivery of this Agreement by the Company, the Banks and the Agent on which all of the conditions precedent set forth in Section 3.01 shall have been satisfied or waived in writing by the Banks.

         "ELIGIBLE INVENTORY": all inventory held by the Company or any Operating Subsidiary for retail sale in the ordinary course of business of the product classes listed on Schedule 1.01 (b) hereto or otherwise approved by the Agent and which:

              (a) is free and clear of all Liens except such as are permitted by Section 5.12 (f);

              (b) is not so identified to a contract to sell that it is evidenced by an account receivable;

              (c) is of good and merchantable quality free from any defects which would affect the market value thereof;

              (d) is not, as reasonably determined by the Agent, nonsalable in the ordinary course of the Company's or such Operating Subsidiary's business;

              (e) is insured against loss or damage in accordance with the provisions of the Credit Agreement;

              (f) is not subject to or covered by a negotiable document of title, including, without limitation, negotiable warehouse receipts and negotiable bills of lading;

              (g) is not stored in a public warehouse or held by any Person as bailee, unless the terms of such storage or bailment are satisfactory to the Agent;

              (h) is not a product that has been discontinued by the manufacturer or by the vendor from which the Company or such Operating Subsidiary purchased such inventory (close-out inventory); and

              (i) is not being held for repair at the Company's service center (service center inventory) or being held for return to the vendor from which the Company or such Operating Subsidiary purchased it (defective center inventory (Devo)); and

              (j) is not, in the case of entertainment software, covered by a markdown reserve;

PROVIDED, that the Agent shall, notwithstanding the foregoing, have the right, in the reasonable exercise of its discretion following consultation with the Company, to establish reserves against the aggregate amount of Eligible Inventory.

         "EURODOLLAR ADVANCE": a portion of the Loans, other than Swing-Line Loans, with respect to which the interest rate is determined by reference to the Adjusted Eurodollar Rate.

         "EURODOLLAR BUSINESS DAY": a Business Day which is also a day for trading by and between banks in United States dollar deposits in the interbank eurodollar market and a day on which banks are open for business in New York, New York.

         "EURODOLLAR RATE": with respect to each Interest Period applicable to a Eurodollar Rate Advance, the average offered rate for deposits in United States dollars (rounded upward, if necessary, to the nearest 1/16 of 1%) for delivery of such deposits on the first day of such Interest Period, for the number of days in such

Interest Period, which appears on the Reuters Screen LIBO page as of 11:00 a.m., London time (or such other time as of which such rate appears) two Eurodollar Business Days prior to the first day of such Interest Period, or the rate for such deposits determined by the Agent at such time based on such other published service of general application as shall be selected by the Agent for such purpose; provided, that in lieu of determining the rate in the foregoing manner, the Agent may determine the rate based on rates at which United States dollar deposits are offered to the Agent in the interbank Eurodollar market at such time for delivery in Immediately Available Funds on the first day of such Interest Period in an amount approximately equal to the Advance by the Agent to which such Interest Period is to apply (rounded upward, if necessary, to the nearest 1/16 of 1%). "Reuters Screen LIBO page" means the display designated as page "LIBO" on the Reuters Monitor Money Rate Screen (or such other page as may replace the LIBO page on such service for the purpose of displaying London interbank offered rates of major banks for United States dollar deposits).

         "EURODOLLAR RESERVE PERCENTAGE": as of any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System, with deposits comparable in amount to those held by the Agent, in respect of "Eurocurrency Liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate of Eurodollar Advances is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of a Bank to United States residents). The rate of interest applicable to any outstanding Eurodollar Advances shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

         "EVENT OF DEFAULT":  any event described in Section 6.01.

         "FEDERAL FUNDS RATE": for any date of determination, the effective rate charged to the Agent for overnight Federal funds transactions with member banks of the Federal Reserve System.

         "FIRST BANK": First Bank National Association, a national banking association, in its individual capacity.

         "GAAP": generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the Signing Date.

         "GENERAL CAPITAL EXPENDITURES": Capital Expenditures of the Company or any Subsidiary other than Real Estate Capital Expenditures.

         "GOVERNMENTAL AUTHORITY": any federal, state, local or foreign court or governmental agency, authority, department, board, instrumentality or regulatory body.

         "GUARANTEE": with respect to any Person at the time of any determination, without duplication, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or otherwise: (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any direct or indirect security therefor, (b) to purchase property, securities, or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness, (c) to maintain working capital, equity capital, or other financial statement condition of the primary obligor so as to enable the primary obligor to pay such Indebtedness or otherwise to protect the owner thereof against loss in respect thereof, or (d) entered into for the purpose of assuring in any manner the owner of such Indebtedness of the payment of such Indebtedness or to protect the owner against loss in respect thereof; PROVIDED, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

         "HOLDING ACCOUNT": an interest-bearing account established by the Agent, which shall be under the Agent's sole dominion and control, for the benefit of First Bank, as the issuer of the Letters of Credit, and the Banks, into which the Company shall, as required hereunder, deposit funds, and from which the Agent may disburse funds, to pay the obligations of the Company under
Section 2.12 or Section 6.02 to reimburse First Bank for any amount drawn on any Letter of Credit, and to pay any other obligation of the Company to the Banks arising in connection with any Letter of Credit.

         "IMMEDIATELY AVAILABLE FUNDS": funds with good value on the day and in the city in which payment is received.

         "IMPLICIT SENIOR DEBT RATING": the implicit rating for senior, unsecured debt issued by the Company that is not credit-enhanced, as announced from time to time by S&P or Moody's, or if no such implicit rating is announced by either S&P or Moody's, a rating two grade levels higher than the rating announced by such rating agency for the Company's senior subordinated debt. If no rating is announced by either rating agency for the Company's senior subordinated debt, the Implicit Senior Debt Rating for such agency shall be deemed to be B (for S&P) or B2 (for Moody's).

         "INDEBTEDNESS": with respect to any Person at the time of any determination, without duplication, all obligations, contingent or otherwise, of such Person which in conformity with GAAP should be classified upon the balance sheet of such Person as liabilities, but in any event shall include:
(a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid or accrued, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services, (f) all obligations of others secured by any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all capitalized lease obligations of such Person, (h) all obligations of such Person in respect of interest rate protection agreements,
(i) all obligations of such Person, actual or contingent, as an account party in respect of letters of credit or bankers' acceptances, (j) all obligations of any partnership or joint venture as to which such Person is or may become personally liable, and (k) all Guarantees by such Person of Indebtedness of others.

         "INTEREST COVERAGE RATIO (COVENANT)": for any period of determination, the ratio of (i) the sum of (A) Earnings Before Interest, Income Taxes and Depreciation, (B) Rental and Lease Expense, (C) the amount, if any, by which distributions scheduled to be made (whether or not actually made) by Best Buy Capital in respect of the MIPS are deducted in determining the consolidated net income of the Company and are not reflected in the consolidated net interest expense of the Company, as set forth in the financial statements of the Company delivered hereunder, and (D) for the Company's fiscal quarter ending November 30, 1996, the inventory adjustment charge in the amount of $15,000,000 taken during such fiscal quarter, and for the Company's fiscal quarter ended March 1, 1997, the inventory adjustment charge in the amount of $10,000,000 taken during such fiscal quarter, in each case if applicable, to (ii) the sum of (x) Rental and Lease Expense, (y) consolidated net interest expense of the Company and its Subsidiaries, as included in the Company's financial statements referred to in
Section 4.05 and 5.01, and (z) the amount, if any, by which distributions scheduled to be made (whether or not actually made) by Best Buy Capital in respect of the MIPS are not reflected in the consolidated net interest expense of the Company, as set forth in the financial statements delivered hereunder.

         "INTEREST COVERAGE RATIO (PRICING)": for any period of determination, the ratio of (i) the sum of (A) Earnings Before Interest, Income Taxes and Depreciation, (B) Rental and Lease Expense, and (C) the amount, if any, by which distributions scheduled to be made (whether or not actually made) by Best Buy Capital in respect of the MIPS are deducted in determining the consolidated net income of the Company and are not reflected in the consolidated net interest expense of the Company, as set forth in the financial statements of the Company delivered hereunder, to (ii) the sum of (x) Rental and Lease Expense, (y) consolidated net interest expense of the Company and its Subsidiaries, as included in the Company's financial statements referred to in Section 4.05 and 5.01, and (z) the amount, if any, by which distributions scheduled to be made (whether or not actually made) by Best Buy Capital in respect of the MIPS are not reflected in the consolidated net interest expense of the Company, as set forth in the financial statements delivered hereunder.

         "INTEREST PERIOD": with respect to each Eurodollar Advance, the period commencing on the date of such Advance and ending seven, fourteen or twenty-one days or one, two, three or six months thereafter, as the Company may elect in the applicable Notice of Borrowing, Continuation or Conversion; PROVIDED, that:

              (1) Any Interest Period which would otherwise end on a day which is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day unless such Interest Period is one month or longer and such Eurodollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Eurodollar Business Day;

              (2) Any Interest Period of one month or longer which begins on the last Eurodollar Business Day of a calendar month (or a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month;

              (3) No Interest Period may end after January 1 of any year unless, after giving effect to the selection of such Interest Period, the sum of the unpaid principal amount of all Eurodollar Advances ending after such date and the outstanding face amount of all Letters of Credit having an expiration date after such date will be less than or equal to the Aggregate Base Commitment Amount; and

              (4) No Interest Period may end after the date set forth in clause (a) of the definition of Termination Date.

         "INVENTORY TURNOVER RATIO": for any period of determination, the ratio of (a) the cost of inventory sold by the Company and its Subsidiaries in the ordinary course of business during such period to (b) the average cost of the inventory held by the Company and its Subsidiaries as at the end of each calendar month during such period.

         "INVESTMENTS": as applied to any Person, any direct or indirect purchase or other acquisition by such Person of, or a beneficial interest in, stock or other securities of any other Person, or any direct or indirect loan, advance (other than advances to employees for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by such Person to any other Person, including all Indebtedness and accounts receivable from that other Person which did not arise from sales to such other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

         "LETTER OF CREDIT": an irrevocable letter of credit issued by First Bank for the account of the Company pursuant to Section 2.09, which shall not be a Documentary Letter of Credit and shall not include letters of credit issued by First Bank pursuant to that certain Letter of Credit Agreement dated as of February 1, 1989, as amended, and that certain Covenant Rider dated as of October 30, 1992, as amended, between First Bank and the Company.

         "LETTER OF CREDIT FEE":  as defined in Section 2.19.

         "LETTER OF CREDIT LOAN": a loan made by a Bank to or for the account of the Company pursuant to Section 2.13.

         "LETTER OF CREDIT USAGE": as of any date, the amount equal to the sum of (a) the amount of all Unpaid Draws PLUS (b) the amount available to be drawn under all outstanding Letters of Credit.

         "LEVERAGE RATIO": at any date of determination, the ratio of (a) the Indebtedness of the Company and its Subsidiaries, excluding the Indebtedness evidenced by the MIPS Debenture, MINUS the sum of cash and Investments with a maturity of less than one year of the type permitted pursuant to Section 5.14(c) of the Company and its Subsidiaries, as set forth in the Company's consolidated balance sheet under the item "Cash and Cash Equivalents," to (b) Tangible Net Worth, in all cases as set forth in the Company's financial statements referenced to in Section 4.05 and 5.01.

         "LIEN": with respect to any Person, any security interest, mortgage, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device (including but not limited to the interest of each lessor under any capitalized lease), in, of or on any assets or properties of such Person, now owned or hereafter acquired, whether arising by agreement or operation of law.

         "LOAN": a loan made by a Bank to or for the account of the Company pursuant to Section 2.01, a Letter of Credit Loan or a Swing-Line Loan.

         "LOAN DOCUMENTS": this Agreement, the Notes, the Letters of Credit and all other agreements, documents, certificates and instruments delivered pursuant hereto or in connection herewith, in each case as amended, supplemented, restated or otherwise modified and in effect from time to time.

         "MAJORITY BANKS": at any time, Banks whose Pro Rata Shares (determined under clause (b) of the definition thereof if any Loans are outstanding, and otherwise under clause (a) of such definition) aggregate at least 66-2/3%.

         "MASTER LEASE AGREEMENT": the Lease Agreement dated as of August 25, 1994 between Conquest and BBC, as the same may be amended, supplemented, restated or otherwise modified and in effect from time to time.

         "MATERIAL ADVERSE EFFECT": with respect to any Person, (a) a materially adverse effect on the business, assets, operations, or financial condition of such Person and its Subsidiaries taken as a whole, (b) material impairment of the ability of such Person to perform any material obligation under any Loan Document to which such Person is or becomes a party or
(c) material impairment of any of the material rights of, or benefits available to, the Agent or the Banks under any Loan Document.

         "MEASUREMENT PERIOD": each period of four fiscal quarters ending on the last day of a fiscal quarter of the Company.

         "MIPS": the Monthly Income Preferred Securities of Best Buy Capital, containing substantially the terms described in the Company's Form S-3 Registration Statement filed with the Securities Exchange Commission on September 30, 1994, provided there are no material changes to the terms of the MIPS or the MIPS Debenture unless such changes are approved by the Majority Banks.

         "MIPS DEBENTURE": the debenture issued by the Company to Best Buy Capital to evidence the Company's obligations to Best Buy Capital in respect of a loan from Best Buy Capital to the Company in an amount equal to the net proceeds of the issuance and sale of MIPS.

         "MOODY'S": Moody's Investor Services, Inc., or any successor to its statistical debt rating business.

         "MULTIEMPLOYER PLAN": as such term is defined in Section 4001(a)(3) of ERISA, which is maintained (on the Signing Date, within the five years preceding the Signing Date, or at any time after the Signing Date) for employees of Company or any ERISA Affiliate.

         "NOTES":  the Revolving Notes and the Swing-Line Note.

         "NOTICE OF BORROWING, CONTINUATION OR CONVERSION": the written notice, substantially in the form of Exhibit C, delivered in accordance with, and within the period specified in, Section 2.02 or 2.05, as applicable.

         "OBLIGATIONS": (a) the Company's obligations in respect of the due and punctual payment of principal and interest on the Loans when and as due, whether at maturity, by acceleration, or otherwise, (b) the Company's obligations to reimburse First Bank in the amount of each draw under a Letter of Credit on the date of such draw, and to make deposits into the Holding Account in respect of Letters of Credit pursuant to Sections 2.07(a), (c) or (d), 2.15 or 6.02, and
(c) all fees, expenses, indemnities, reimbursements and other obligations, monetary or otherwise, owed to the Agent and the Banks under this Agreement or any other Loan Document.

         "OPERATING SUBSIDIARY": any Subsidiary of the Company that owns inventory or operates retail stores.

         "PBGC": the Pension Benefit Guaranty Corporation created by Section 4002(a) of ERISA or any Governmental Authority succeeding to the functions thereof.

         "PERFORMANCE LEVEL": as of any date of determination, the Performance Level based on (i) for Performance Level I, the Actual Senior Debt Rating, and
(ii) for performance Levels II, III and IV, the Implicit Senior Debt Rating, as set forth below:

              SENIOR DEBT RATING       PERFORMANCE LEVEL

              BBB- or higher by S&P              I
                        or
              Baa3 or higher by Moody's

              BB or higher by S&P                II
                        and
              Ba2 or higher by Moody's

              B+ or BB- by S&P                   III
                        and
              B1 or Ba3 by Moody's

              B or lower by S&P                  IV
                        and
              B2 or lower by Moody's

If the Actual Senior Debt Rating at either S&P or Moodys would result in Performance Level I applying, Performance Level I will apply. In all other cases, if the Implicit Senior Debt Ratings of S&P and Moody's would result in different Performance Levels applying, the Performance Level shall be the numerically higher (i.e., based on the lower Implicit Senior Debt Rating) of such Performance Levels. Any change in the Performance Level shall be effective as of the date of the change in the Actual Senior Debt Rating or Implicit Senior Debt Rating causing such change.

         "PERSON": any natural person, corporation, partnership, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

         "PLAN": each employee benefit plan (whether in existence on the Signing Date or thereafter instituted), as such term is defined in Section 3 of ERISA, maintained for the benefit of employees, officers or directors of Company or of any ERISA Affiliate.

         "PROHIBITED TRANSACTION": as such term is defined in Section 4975 of the Code or Section 406 of ERISA.

         "PRO RATA SHARE": with respect to each Bank, in each case expressed as a percentage:

              (a) as such term pertains to such Bank's obligation to make Loans, right to receive Commitment Fees and Letter of Credit Fees, obligation to reimburse the Agent pursuant to Section 7.09, and the calculation of such Bank's Designated Amount, the percentage set forth opposite such Bank's name as its "Commitment Percentage" in Schedule 1.01, and

              (b) as such term pertains to such Bank's right to receive payment of interest on and principal of its outstanding Loans and for all other purposes, the fraction which the amount of the unpaid principal balance of its outstanding Loans is to the aggregate unpaid principal balance of all outstanding Loans (excluding, for purposes of this calculation, Swing-Line Loans).

         "REAL ESTATE CAPITAL EXPENDITURES": Capital Expenditures of the Company or any Subsidiary for land and buildings.

         "REAL ESTATE SUBSIDIARY": any Subsidiary of the Company that is not an Operating Subsidiary and the only assets of which are ownership or leasehold interests in real property held for lease or sublease to the Company or Operating Subsidiaries.

         "REFERENCE RATE": the greater of (a) rate of interest from time to time publicly announced by First Bank as its "reference rate" or (b) the Federal Funds Rate plus 1.0%. First Bank may lend to its customers at rates that are at, above or below the Reference Rate. For purposes of determining any interest rate hereunder or under the Notes which is based on the Reference Rate, such interest rate shall change as and when the Reference Rate shall change.

         "REFERENCE RATE ADVANCE": a portion of the Loans, other than Swing-Line Loans, with respect to which the interest rate is determined by reference to the Reference Rate.

         "REGULATION D": Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder and thereof.

         "REGULATION G": Regulation G of the Board as from time to time in effect and all official rulings and interpretations thereunder and thereof.

         "REGULATION U": Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder and thereof.

         "REGULATION X": Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder and thereof.

         "REGULATORY CHANGE": with respect to any Bank, any change after the Signing Date in federal, state or foreign laws or regulations or the adoption or making after such date of any interpretations, directives or requests, in either case applying to a class of banks including such Bank under any federal, state or foreign laws or regulations (whether or not having the force of law) by any court or Governmental Authority charged with the interpretation or administration thereof.

         "RENTAL AND LEASE EXPENSE": for any period of determination, all amounts paid by the Company or any Subsidiary under all capital leases and other leases of real or personal property, other than any portion thereof included in calculating consolidated net interest expense of the Company for such period.

         "REPORTABLE EVENT": as such term is defined in Section 4043 of ERISA and the regulations issued under such Section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, PROVIDED, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waivers in accordance with Section 412(d) of the Code.

         "RESTRICTED PAYMENTS": with respect to any Person, collectively, all dividends or other distributions of any nature (cash, securities (other than common stock of such Person), assets or otherwise) declared or paid, and all payments made, by such Person on any class of equity securities (including, without limitation, warrants, options or rights therefor) issued by such Person or any of its Subsidiaries, whether such securities are authorized or outstanding on the Signing Date or at any time thereafter, including, with respect to the Company, any payments made by the Company (other than scheduled or deferred payments of principal and interest under the MIPS Debenture) in respect of the MIPS.

         "REVOLVING NOTES":  as defined in Section 2.04.

         "S&P": Standard & Poors Rating Group, a division of McGraw-Hill, Inc., and any successor to its statistical debt rating business.

         "SEASONAL COMMITMENT AMOUNT": as to any Bank, the amount set forth opposite such Bank's name as its "Seasonal Commitment Amount" in
Schedule 1.01(a), as the same may be reduced from time to time pursuant to
Section 2.15.

         "SIGNING DATE": the Business Day on which counterparts of this Agreement, duly executed by the Company, the Banks and the Agent, have been delivered to the Agent.

         "SUBORDINATED INDEBTEDNESS": (a) the Company's 9% Subordinated Extendible Notes due 1997, (b) the Company's 9.95% Subordinated Notes due 1999,
(c) the Company's 8 5/8% Senior Subordinated Notes due 2000, (d) the Indebtedness evidenced by the MIPS Debenture and (e) any other Indebtedness of the Company incurred after the Signing Date which is subordinated to the obligations of the Company to the Banks hereunder and under the Notes in a manner and to an extent which the Banks have reasonably determined to be satisfactory by a writing sent to the Company.

         "SUBSIDIARY": with respect to any Person, any corporation, partnership, trust or other Person of which more than 50% of the outstanding capital stock (or similar property right in the case of partnerships and trusts) having ordinary voting power to elect a majority of the board of directors of such corporation (or similar governing body or Person with respect to partnerships and trusts) (irrespective of whether or not at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

         "SWING-LINE FACILITY": the discretionary revolving credit facility provided by First Bank to the Company described in Section 2.01(b).

         "SWING-LINE FACILITY AMOUNT":  $25,000,000.

         "SWING-LINE LOAN": a loan made by First Bank to the Company pursuant to the Swing-Line Facility.

         "SWING-LINE NOTE":  as defined in Section 2.04.

         "TANGIBLE NET WORTH": as of any date of determination, the sum of the amounts set forth on the consolidated balance sheet of the Company as the sum of the common stock, preferred stock, additional paid-in capital and retained earnings of the Company (excluding treasury stock), less the book value of all assets of the Company and its Subsidiaries that would be treated as intangibles under GAAP, including, without limitation, all such items as goodwill, trademarks, trade names, service marks, copyrights, patents, licenses, unamortized debt discount and expenses and the excess of the purchase price of the assets of any business acquired by the Company or any Subsidiary over the book value of such assets, and PLUS the book value of the interests of the holders of the MIPS to the extent otherwise excluded in calculating the sum of common stock, preferred stock, additional paid-in capital and retained earnings.

         "TERMINATION DATE": the earliest to occur of (a) June 30, 1998, (b) the date on which the Commitments are terminated pursuant to Section 2.15 or
(c) the date on which the Commitments are terminated pursuant to Section 6.02.

         "TOTAL OUTSTANDINGS":  as of any date of determination, the sum of
(a) the aggregate unpaid principal balance of Loans outstanding on such date, PLUS (b) the Letter of Credit Usage.

         "UNFUNDED LIABILITIES": (a) in the case of Plans subject to Title IV of ERISA (other than Multiemployer Plans), the amount (if any) by which the present value of all vested nonforfeitable benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation report prepared by the actuary for such Plan, and (b) in the case of Multiemployer Plans, the withdrawal liability of the Company and the ERISA Affiliates.

         "UNMATURED EVENT OF DEFAULT": any event which, with the giving of notice (whether such notice is required under Section 6.01, or under some other provision of this Agreement, or otherwise) or lapse of time, or both, would constitute an Event of Default.

         "UNPAID DRAW": the obligation of the Company to reimburse First Bank for a draw under a Letter of Credit, to the extent not reimbursed by the Company in accordance with Section 2.12.

         "UNUSED BASE COMMITMENT AMOUNT": at the time of any determination, the Aggregate Base Commitment Amount less the Used Amount.

         "UNUSED DESIGNATED AMOUNT": at any time of determination from the first Business Day of July of any year to the day before the first Business Day of January of the following year, the Aggregate Available Amount less the greater of (a) the Used Amount and (b) the Aggregate Base Commitment Amount.

         "UNUSED SEASONAL COMMITMENT AMOUNT": at any time of determination from the first Business Day of July of any year to the day before the first Business Day of January of the following year, the Aggregate Seasonal Commitment Amount MINUS the Aggregate Designated Amount, and at any other time of determination, the Aggregate Seasonal Commitment Amount.

         "USED AMOUNT": at any time of determination, Total Outstandings minus the aggregate unpaid principal balance of Swing-Line Loans outstanding on such date.

         Section 1.02 ACCOUNTING TERMS AND CALCULATIONS. Except as may be expressly provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in conformity with GAAP. To the extent any change in GAAP after the Signing Date affects any computation or determination required to be made pursuant to this Agreement, such computation or determination shall be made as if such change in GAAP had not occurred unless the Company and the Banks agree in writing on an adjustment to such computation or determination to account for such change in GAAP.

         Section 1.03 COMPUTATION OF TIME PERIODS. In this Agreement, in the computation of a period of time from a specified date to a later specified date, unless otherwise stated the word "from" means "from and including" and the word "to" or "until" each means "to but excluding".

         Section 1.04 PRINCIPLES OF CONSTRUCTION. In this Agreement, the singular includes the plural and the plural the singular; words imparting any gender include the other genders; references to "Section", "Exhibit", "Schedule" and like references shall be to sections of, and exhibits and schedules to, this Agreement unless otherwise specifically provided; the words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; references to "writing" include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments shall be deemed to include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms; and references to Persons include their permitted successors and assigns. Unless the context in which used herein otherwise clearly requires, "or" has the inclusive meaning represented by the phrase "and/or."

                                      ARTICLE II
                             TERMS OF THE CREDIT FACILITY

                              PART A -- TERMS OF LENDING

         Section 2.01  LENDING FACILITIES.

              (a) THE COMMITMENTS. On the terms and subject to the conditions hereof, each Bank severally agrees to make Loans to the Company on a revolving basis at any time and from time to time from the Effective Date to the Termination Date, during which period the Company may borrow, repay and reborrow in accordance with the provisions hereof, PROVIDED, that no Loan will be made (i) in any amount which after giving effect thereto, would cause the Total Outstandings to exceed the Aggregate Available Amount, or (ii) if, after giving effect to such Loan, a Borrowing Base Deficiency would exist; and PROVIDED, FURTHER, that no Bank shall be required to make any Loan if, after giving effect thereto, the sum of the outstanding principal balance of such Bank's Revolving Note plus such Bank's Pro Rata Share of the sum of the Letter of Credit Usage and the outstanding principal balance of the Swing-Line Note would exceed such Bank's Available Amount. Revolving Loans (other than Swing-Line Loans) hereunder shall be made by the Banks ratably based on their respective Pro Rata Shares. Loans (other than Swing-Line Loans) may be obtained and maintained, at the election of the Company but subject to the limitations hereof, as Reference Rate Advances or Eurodollar Advances.

              (b) DISCRETIONARY SWING-LINE FACILITY. On the terms and subject to the conditions hereof, during the period from the Effective Date to the Termination Date, First Bank, in its sole discretion, may make loans to the Company at such times and in such amounts as the Company shall request, up to an aggregate principal amount at any time outstanding equal to the

    Swing-Line Facility Amount, during which period the Company may borrow, repay and reborrow in accordance with the provisions hereof; PROVIDED, that First Bank will not make a Swing-Line Loan if either of the limitations set forth in Section 2.01(a)(i) or 2.01(a)(ii) would be exceeded. Swing-Line Loans shall be obtained and maintained as Reference Rate Advances.

         Section 2.02 PROCEDURE FOR LOANS. Any request by the Company to borrow hereunder shall be made to the Agent by telephone, promptly confirmed by giving the Agent a Notice of Borrowing, Continuation or Conversion, and must be received by the Agent not later than 12:00 noon (Minneapolis time) three Eurodollar Business Days prior to the requested Borrowing Date if the Loans are requested as Eurodollar Advances and not later than 12:00 noon (Minneapolis time) on the requested Borrowing Date if the Loans are requested as Reference Rate Advances. Each request to borrow hereunder shall be irrevocable and shall be deemed a representation by the Company that on the requested Borrowing Date and after giving effect to the requested Loans the applicable conditions specified in Section 2.01(a) and Article III have been and will be satisfied. Each request to borrow hereunder shall specify (a)the requested Borrowing Date,
(b)the aggregate amount of Loans to be made on such date, which shall be in a minimum amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof, to the extent such Loans are to be funded as Eurodollar Advances, or $2,000,000 or an integral multiple of $500,000 in excess thereof, to the extent such Loans are to be funded as Reference Rate Advances, (c)whether or not such Loans are to be made as Swing-Line Loans, (d) whether such Loans are to be funded as Reference Rate Advances or Eurodollar Advances, and (e)in the case of Eurodollar Advances, the duration of the initial Interest Period applicable thereto. Without in any way limiting the Company's obligation to confirm in writing any telephone request to borrow hereunder, the Agent may rely on any such request which it believes in good faith to be genuine; and the Company hereby waives any claim against the Agent or the Banks based on a dispute with the Agent's record of the terms of such telephone request. Except in the case of requests for Swing-Line Loans, the Agent shall promptly notify each other Bank of the receipt of such request, the matters specified therein, and of such Bank's Pro Rata Share of the requested Loans not later than 2:00 P.M. (Minneapolis time) on the date it receives such request. On the requested Borrowing Date, each Bank shall provide its Pro Rata Share of the requested Loans or, in the case of Swing-Line Loans, First Bank shall, to the extent it determines to do so, provide the amount of the requested Swing-Line Loan, to the Agent in Immediately Available Funds not later than 4:00 P.M. (Minneapolis time). Unless the Agent determines that any applicable condition specified in
Article III has not been satisfied, the Agent will make available to the Company at the Agent's principal office in Minneapolis, Minnesota in Immediately Available Funds not later than 4:00 P.M. (Minneapolis time) on the requested Borrowing Date the amount of the requested Loans. If the Agent has made a Loan on behalf of a Bank but has not received the amount of such Loan (or a Federal Reserve Bank reference number for the wire transfer of the amount of such Loan) from such Bank by 4:00 P.M. (Minneapolis time) on the requested Borrowing Date, such Bank shall pay interest to the Agent on the amount so advanced at the Federal Funds Rate from the date of such Loan to the date funds are received by the Agent from such Bank, such interest to be payable with such remittance from such Bank of the principal amount of such Loan (PROVIDED, HOWEVER, that the Agent shall not make any Loans on behalf of a Bank if the Agent has received prior notice from such Bank that it will not make such
Loan). If the Agent does not receive payment from such Bank by the next Business Day after the date of any Loan, the Agent shall be entitled to recover such Loan, with interest thereon at the rate then applicable to the such Loan, on demand, from the Company, without prejudice to the Agent's and the Company's rights against such Bank. If such Bank pays the Agent the amount herein required with interest at the Federal Funds Rate before the Agent has recovered from the Company, such Bank shall be entitled to the interest payable by the Company with respect to the Loan in question accruing from the date the Agent made such Loan.

         Section 2.03  REFINANCING OF SWING-LINE LOANS.

              (a) PERMISSIVE FINANCINGS OF SWING-LINE LOANS. First Bank, at any time in its sole and absolute discretion, may notify the Agent, not later than 12:00 noon (Minneapolis time) on any Business Day, that it desires to have any portion of the outstanding Swing-Line Loans refunded with Loans (which shall not be considered Swing-Line Loans) made by the Banks under Section 2.01(a), whereupon the Agent shall, not later than 2:00 p.m. (Minneapolis time) on such Business Day, request that each Bank (including First Bank) make a Loan in an amount equal to its Pro Rata Share of the Loans to be made to repay to First Bank the portion of the aggregate unpaid principal amount of the Swing-Line Loans specified in such notice. The Agent shall promptly notify the Company of its receipt of any such notice from First Bank.

              (b) MANDATORY REFINANCINGS OF SWING-LINE LOANS. Not later than 2:00 p.m. (Minneapolis time) on Thursday of each week (or, if such day is not a Business Day, on the next Business Day), the Agent shall notify each Bank of the aggregate amount of Swing-Line Loans outstanding as of the end of the previous day and the amount of Loans (which shall not be considered Swing-Line Loans) required to be made by each Bank to refinance such outstanding Swing-Line Loans (which shall be in the amount of each Lender's Pro Rata Share of such outstanding Swing-Line Loans).

              (c) LENDERS' OBLIGATION TO FUND REFINANCINGS OF SWING-LINE LOANS. Upon its receipt of a request from the Agent under Section 2.03(a) or 2.03(b), each Bank (including First Bank) shall make a Loan (which shall not be considered a Swing-Line Loan) in an amount equal to its Pro Rata Share of the aggregate principal amount of Swing-Line Loans to be refinanced, and make the proceeds of such Loans available to First Bank, in Immediately Available Funds, at the main office of the Agent in Minneapolis not later than 3:00 p.m. (Minneapolis time) on the date such notice was received; PROVIDED, HOWEVER, that a Bank shall not be obligated to make any such Loan unless (A) First Bank believed in good faith that all conditions to making the subject Swing-Line Loan were satisfied at the time such Swing-Line Loan was made, or (B) such Bank had actual knowledge, by receipt of the statements furnished to it pursuant to Section 5.01 or otherwise, that any such condition had not been satisfied and failed to notify First Bank in a writing received by First Bank prior to the time it made such Swing-Line Loan that First Bank was not authorized to make a Swing-Line Loan until such condition has been satisfied, or (C) the satisfaction of any such condition that was not satisfied had been waived in a writing by the requisite Banks in accordance with the provisions of this Agreement. The proceeds of Loans made pursuant to the preceding sentence shall be delivered to First Bank (and not to the Company) and applied to the outstanding Swing-Line Loans, and the Company authorizes the Agent to charge any account maintained by it with the Agent in order to immediately pay First Bank the amount of such Swing-Line Loans to the extent amounts received from the other Banks are not sufficient to repay in full the outstanding Swing-Line Loans requested or required to be refinanced. Upon the making of a Loan by a Bank pursuant to this Section 2.03(c), the amount so funded shall become an Obligation evidenced by such Lender's Note and shall no longer be an Obligation evidenced by the Swing-Line Note. If for any reason any Bank is unable to make a Loan to the Company to refinance a Swing-Line Loan hereunder, then such Bank shall immediately purchase from First Bank a participation interest in such Swing-Line Loan, at par, in an amount equal to such Bank's Pro Rata Share of such Swing-Line Loan, which participation interest shall, for all purposes hereunder except Section
    2.01 and 2.02, be deemed a Loan made by such Bank hereunder. If any portion of any such amount paid to First Bank should be recovered by or on behalf of the Company from First Bank in bankruptcy or otherwise, the loss of the amount so recovered shall be ratably shared among all the Banks in accordance with their respective Pro Rata Shares. Each Bank's obligation to make Loans referred to in this Section 2.03(c) shall, subject to the proviso to the first sentence of this Section 2.03(c), be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Bank may have against First Bank, the Company or anyone else for any reason whatsoever; (ii) the occurrence or continuance of an Event of Default or Unmatured Event of Default; (iii) any adverse change in the condition (financial or otherwise) of the Company; (iv) any breach of this Agreement by the Company, the Agent or any Bank; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; PROVIDED, that in no event shall a Bank be obligated to make a Loan if, after giving effect thereto, the outstanding principal amount of such Bank's Note plus such Bank's Pro Rata Share of the sum of the Letter of Credit Usage and the outstanding principal balance of the Swing-Line Note (after giving effect to the repayment thereof to be funded with such Loan and Loans made the same day by the other Banks) would exceed such Bank's Available Amount.

              (d) FUNDING OF LOANS. Each Loan made to refund Swing-Line Loans pursuant to Section 2.03(c) shall be funded as a Reference Rate Advance, but the Company may elect to convert such Reference Rate Advances to Eurodollar Advances on the date made pursuant to Section 2.05.

         Section 2.04 NOTES. The Loans made by each Bank (other than the Swing-Line Loans made by First Bank) shall be evidenced by a single promissory note of the Company payable to the order of such Bank in the form of ExhibitD, in a principal amount equal to the amount of such Bank's Commitment originally in effect (each, together with any such promissory note hereafter executed and delivered to a Bank to evidence the Loans, a "Revolving Note" and, collectively, the "Revolving Notes"). The Swing-Line Loans shall be evidenced by a single promissory note of the Company payable to the order of First Bank in the form of Exhibit E, in a principal amount equal to the Swing-Line Facility Amount (together with any such promissory note hereafter executed and delivered to First Bank to evidence the Swing-Line Loans, the "Swing-Line Note"). Each Bank shall enter in its ledgers and records the amount of each Loan, the various Advances made, converted or continued and the payments made thereon, and each Bank is authorized by the Company to enter on a schedule attached to its Note(s) a record of such Loans, Advances and payments; PROVIDED, HOWEVER that the failure by any Bank to make any such entry or any error in making such entry shall not limit or otherwise affect the obligation of the Company hereunder and on the Notes, and, in all events, the principal amount owing by the Company in respect of each Revolving Note shall be the aggregate amount of all Loans made by the Bank to which such Note is payable (other than Swing-Line Loans made by First Bank) less all payments of principal thereof made by the Company, and the principal amount owing by the Company in respect of the Swing-Line Note shall be the aggregate amount of all Swing-Line Loans less all payments of principal thereof made by the Company or pursuant to Section 2.03.

         Section 2.05 CONVERSIONS AND CONTINUATIONS. On the terms and subject to the limitations hereof, the Company shall have the option at any time and from time to time to convert all or any portion of the Loans (other than Swing-Line Loans) into Reference Rate Advances or Eurodollar Advances, or to continue a Eurodollar Advance as such (in a minimum amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof, with respect to any conversion into or continuation as Eurodollar Advances, or $2,000,000 or an integral multiple of $500,000 in excess thereof, with respect to any conversion into Reference Rate Advances); PROVIDED, HOWEVER that (i)a Eurodollar Advance may be converted or continued only on the last day of the Interest Period applicable thereto, and
(ii)no Advance may be converted into or continued as a Eurodollar Advance if an Unmatured Event of Default or Event of Default has occurred and is continuing on the proposed date of continuation or conversion. The Company shall give the Agent a Notice of Borrowing, Continuation or Conversion with respect to the continuation or conversion of any Advance so as to be received by the Agent not later than 12:00 noon (Minneapolis time) three Eurodollar Business Days prior to requested date of conversion or continuation in the case of the continuation of, or conversion to, Eurodollar Advances and not later than 12:00 noon (Minneapolis time) on the date of any requested conversion to Reference Rate Advances. Each such notice shall specify (a)the amount to be continued or converted, (b)the date for the continuation or conversion (which must be (i)the last day of the preceding Interest Period and a Eurodollar Business Day in the case of conversions to or continuations of Eurodollar Advances, and (ii)a Business Day in the case of conversions to Reference Rate Advances), and (c)in the case of conversions to or continuations of Eurodollar Advances, the Interest Period applicable thereto. Any notice given by the Company under this Section 2.05 shall be irrevocable. If the Company shall fail to notify the Agent of the continuation of any Eurodollar Advances or of the conversion of Eurodollar Advances within the time required by this Section 2.05, such Advances shall, on the last day of the Interest Period applicable thereto, automatically be converted into Reference Rate Advances of the same principal amount. All conversions to and continuations of Advances shall be made uniformly and ratably among the Banks.

         Section 2.06 INTEREST RATES, INTEREST PAYMENTS AND DEFAULT INTEREST. Interest shall accrue and be payable as follows:

              (a) Each Eurodollar Advance shall bear interest on the unpaid principal amount thereof during the Interest Period applicable thereto at a rate per annum equal to the sum of (i)the Adjusted Eurodollar Rate for such Interest Period PLUS (ii)the Applicable Margin.

              (b) Each Reference Rate Advance and each Swing-Line Loan shall bear interest on the unpaid principal amount thereof at a floating rate per annum equal to the sum of (i)the Reference Rate PLUS (ii)the Applicable Margin.

              (c) Any Advance or Swing-Line Loan not paid when due, whether at the date scheduled therefor or earlier upon acceleration, shall bear interest until paid in full (i)during the balance of any Interest Period applicable to such Advance, at a rate per annum equal to the sum of the rate applicable to such Advance during such Interest Period PLUS 2.0%, and
    (ii)otherwise, at a rate per annum equal to the sum of the Reference Rate PLUS the Applicable Margin PLUS 2.00%.

              (d) Interest accrued through each date of payment shall be payable (i)with respect to each Eurodollar Advance having an Interest Period of three months or less, on the last day of the Interest Period applicable thereto; (ii)with respect to any Eurodollar Advance having an Interest Period greater than three months, on the last day of the Interest Period applicable thereto and on each day that would have been the last day of the Interest Period for such Advance had successive Interest Periods of three months duration been applicable to such Advance; (iii)with respect to any Reference Rate Advance and each Swing-Line Loan, on the first day of each month; and (iv)with respect to all Advances and Swing-Line Loans, on the Termination Date; PROVIDED that interest under Section 2.06(c) shall also be payable on demand.

              (e) Interest payments received by the Agent shall be applied first, to accrued, unpaid interest on the Swing-Line Note then due and payable, and second, to accrued, unpaid interest on the Revolving Notes then due and payable.

         Section 2.07. REPAYMENT; MANDATORY PREPAYMENTS; DEPOSITS INTO HOLDING ACCOUNT.

              (a) Principal of all Loans, together with all accrued, unpaid interest thereon, shall be due and payable on the Termination Date. If any Letters of Credit are outstanding on the Termination Date, the Company shall deposit into the Holding Account an amount sufficient to cause the amount deposited in the Holding Account to equal the aggregate undrawn face amount of all outstanding Letters of Credit. At any time after such deposit is made and all outstanding Obligations, other than Obligations with respect to outstanding Letters of Credit, have been paid in full, if an outstanding Letter of Credit expires or is reduced without the full amount thereof having been drawn, the Agent shall withdraw from the Holding Account and deliver to the Company an amount equal to the amount by which the amount on deposit in the Holding Account exceeds the aggregate undrawn face amount of outstanding Letters of Credit (after giving effect to such expiration or reduction).

              (b) On or after December 1 of each year and on or before February15 of the following year, the Company shall reduce the outstanding principal balance of the Loans to not more than $50,000,000 and, for a period of not less than 45 consecutive days thereafter, shall not have Loans in a principal amount exceeding $50,000,000 outstanding.

              (c) If at any time a Borrowing Base Deficiency shall exist, the Company will immediately prepay the outstanding Loans in the amount of such Borrowing Base Deficiency and, if such Borrowing Base Deficiency exceeds the amount of outstanding Loans, deposit into the Holding Account, in Immediately Available Funds, an aggregate amount equal to such excess. To the extent that, prior to the occurrence of any Event of Default, the Borrowing Base increases, the Agent shall, at the request of the Company, deliver to the Company an amount equal to the amount by which the deposits held in the Holding Account pursuant to this Section2.07(c) exceed the Borrowing Base Deficiency.

              (d) If at any time the Total Outstandings exceed the Aggregate Available Amount, the Company shall prepay the Loans in the amount of such excess and, if such excess exceeds the amount of outstanding Loans, deposit into the Holding Account an amount equal to the amount by which such excess exceeds the amount of outstanding Loans.

         Section 2.08  OPTIONAL PREPAYMENTS.   The Company may prepay Reference
Rate Advances, in whole or in part, at any time, without premium or penalty. Each partial prepayment shall be in an aggregate amount for all the Banks of $2,000,000 or an integral multiple of $500,000 in excess thereof, and shall be distributed to the Banks in accordance with their respective Pro Rata Shares. Except upon an acceleration following an Event of Default, upon termination of the Commitments in whole under Section 2.15, upon a reduction of the Aggregate Available Amount or upon the occurrence of a Borrowing Base Deficiency, the Company may pay Eurodollar Advances only on the last day of the Interest Period applicable thereto. Amounts paid (unless following an acceleration or upon termination of the Commitments in whole) or prepaid under this Section 2.08 may be reborrowed upon the terms and subject to the conditions and limitations of this Agreement. All principal paid or prepaid under Section 2.07, this Section
2.08 or Section 2.15 shall be applied first, to the outstanding principal balance of the Swing-Line Note and thereafter, to the outstanding principal balance of each Bank's Revolving Note (in accordance with such Bank's Pro Rata Share).

                  PART B --  TERMS OF THE LETTER OF CREDIT FACILITY

         Section 2.09  LETTERS OF CREDIT.  The letters of credit issued by
First Bank for the account of the Company and described on Schedule 2.09 shall be "Letters of Credit" hereunder from and after the Effective Date, and the rights and obligations of First Bank, the Agent, the Banks and the Company with respect to such letters of credit shall be those set forth therein and, to the extent not inconsistent therewith, those set forth herein with respect to Letters of Credit. Upon the terms and subject to the conditions of this Agreement, First Bank agrees to issue Letters of Credit for the account of the Company from time to time between the Effective Date and the Termination Date in such amounts as the Company shall request; PROVIDED that no Letter of Credit will be issued in any amount which, after giving effect to such issuance, would cause (i)Total Outstandings to exceed the Aggregate Available Amount, (ii) a Borrowing Base Deficiency to exist or increase, (iii) the sum of the unpaid amount of all Eurodollar Advances ending after December 31 of any year and the outstanding face amount of all Letters of Credit having an expiration date after such date to exceed the Aggregate Base Commitment Amount or (iv)the Letter of Credit Usage to exceed $100,000,000.

         Section 2.10 PROCEDURES FOR LETTERS OF CREDIT. Each request for a Letter of Credit shall be made by the Company in writing and received by First Bank by 12:00 noon (Minneapolis time) not later than one Business Day preceding the requested date of issuance (which shall also be a Business
Day). Each request for a Letter of Credit shall be deemed a representation by the Company that on the date of issuance of such Letter of Credit and after giving effect thereto the conditions specified in Article III have been and will be satisfied. First Bank may require that such request be made on such letter of credit application and reimbursement agreement form as First Bank may from time to time specify. First Bank shall promptly notify the Agent, and the Agent shall notify the other Banks by 1:00 P.M (Minneapolis time) on the date First Bank issues any Letter of Credit, of the issuance of each Letter of Credit, and each Bank's Pro Rata Share thereof, and First Bank will promptly provide to the Agent, and the Agent will promptly provide to the other Banks, a copy of each Letter of Credit issued hereunder.

         Section 2.11 TERMS OF LETTERS OF CREDIT. Letters of Credit shall be issued in support of obligations of the Company incurred in the ordinary course of its business. No Letter of Credit may have an expiration date more than two years after the date of its issuance.

         Section 2.12  AGREEMENT TO REPAY LETTER OF CREDIT DRAWS.  If First
Bank has decided that it will a pay a draw made on any Letter of Credit, it will notify the Agent and the Company of that fact. The Company shall reimburse First Bank in an amount equal to the amount of such draw by 11:00 A.M. (Minneapolis time) on the day on which such draw is to be paid in Immediately Available Funds. To the extent funds are available in the Holding Account, First Bank may, in its discretion, withdraw the amount of such draw from the Holding Account and apply such amount to the Company's reimbursement obligations in respect of such draw. To the extent the amount of funds available in the Holding Account equals or exceeds the Letter of Credit Usage as of the date of such draw, First Bank shall withdraw the amount of such draw from the Holding Account and apply such amount to the Company's reimbursement obligations in respect of such draw. If First Bank is not reimbursed for the amount of such draw as provided in the three preceding sentences, First Bank shall notify the Agent thereof by 1:00 P.M. (Minneapolis time) on the date such draw is to be paid.

         Section 2.13 LOANS TO COVER UNPAID DRAWS. Whenever the Agent receives notice from First Bank of an Unpaid Draw pursuant to Section 2.12, the Agent shall give the other Banks notice to that effect, by 2:00 P.M. (Minneapolis time) on the date it receives notice of such Unpaid Draw from First Bank, specifying the amount thereof, in which event each Bank is authorized (and the Company does here so authorize each Bank) to, and shall, make a Loan (as a Reference Rate Advance) to the Company in an amount equal to such Bank's Pro Rata Share of the amount of the Unpaid Draw. Each Bank shall make such Loan, regardless of noncompliance with the applicable conditions precedent specified in Article III hereof and regardless of whether an Event of Default then exists or the Commitments have been terminated, and provide First Bank with the proceeds of such Loan in Immediately Available Funds, at the office of First Bank, not later than 4:00 P.M. (Minneapolis time) on the day on which such Bank received such notice. First Bank shall apply the proceeds of such Loans directly to reimburse itself for such Unpaid Draw. If any portion of any such amount paid to First Bank should be recovered by or on behalf of the Company from First Bank in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared between and among the Banks in the manner contemplated by Section 7.10. If at the time the Banks make funds available to First Bank pursuant to the provisions of this Section2.13 the applicable conditions precedent specified in Article III shall not have been satisfied, the Company shall pay to the Agent for the account of the Banks interest on the funds so advanced at a floating rate per annum equal to the Reference Rate plus the Applicable Margin plus two percent (2.00%). If for any reason any Bank is unable to make a Loan to the Company to reimburse First Bank for an Unpaid Draw, then such Bank shall immediately purchase from First Bank a risk participation in such Unpaid Draw, at par, in an amount equal to such Bank's Pro Rata Share of the Unpaid Draw, which risk participation shall, for all purposes hereunder except Sections 2.01 and 2.02, be deemed a Loan made by such Bank hereunder.

         Section 2.14 OBLIGATIONS ABSOLUTE. The obligations of the Company to repay First Bank for the amount of any draw on a Letter of Credit pursuant to
Section 2.12 and to repay any Letter of Credit Loans shall be absolute, unconditional and irrevocable, shall continue for so long as any Letter of Credit, Unpaid Draw or Letter of Credit Loan is outstanding notwithstanding any termination of this Agreement, and shall be paid strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including without limitation the following circumstances:

              (a) any lack of validity or enforceability of any Letter of Credit;

              (b) the existence of any claim, setoff, defense or other right which the Company may have or claim at any time against any beneficiary, transferee or holder of any Letter of Credit (or any Person for whom any such beneficiary, transferee or holder may be acting), the Agent, First Bank or any Bank or any other Person, whether in connection with a Letter of Credit, this Agreement, the transactions contemplated hereby, or any unrelated transaction; or

              (c) any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever.

Neither the Agent, First Bank, any other Bank nor the officers, directors, agents or employees of any thereof shall be liable or responsible for, and the obligations of the Company to First Bank and the Banks shall not be impaired by:

              (i) the use which may be made of any Letter of Credit or for any acts or omissions of any beneficiary, transferee or holder thereof in connection therewith;

              (ii) the validity, sufficiency or genuineness of documents, or of any endorsements thereon, even if such documents or endorsements should, in fact, prove to be in any or all respects invalid, insufficient, fraudulent or forged;

              (iii) the acceptance by First Bank of documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; or

              (iv) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit.

Notwithstanding the foregoing, the Company shall have a claim against First Bank, and First Bank shall be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by the Company which the Company proves were caused by First Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms thereof.

                                 PART C  --  GENERAL

         Section 2.15 OPTIONAL REDUCTION OR TERMINATION OF COMMITMENTS. The Company may, at any time, upon not less than ten Business Days' prior written notice to the Agent, reduce the Commitments, ratably, with any such reduction in a minimum aggregate amount for all the Banks of $5,000,000, or an integral multiple thereof, or terminate the Commitments in their entirety; PROVIDED, HOWEVER, that (a) the Company may not at any time reduce the Aggregate Base Commitment Amount below the Letter of Credit Usage as of the date of such reduction unless the Company reduces the Aggregate Commitment Amount to zero and deposits with First Bank in the Holding Account an amount equal to the Letter of Credit Usage as of such date; (b) the Company may not reduce the Commitments if the payment required by the next sentence as a result of such reduction would result in any outstanding Eurodollar Advances being repaid, in whole or in part, prior to the last day of the Interest Period applicable to such Advances; and
(c) the Company shall designate which portion of such reduction shall reduce the Base Commitment Amounts and which portion of such reduction shall reduce the Seasonal Commitment Amounts. Upon any reduction in the Commitments pursuant to this Section 2.15, the Company shall pay to the Agent for the account of the Banks the amount, if any, by which the Total Outstandings exceed the Aggregate Available Amount after giving effect to such reduction. Upon termination of the Commitments pursuant to this Section, the Company shall pay to the Agent for the account of the Banks the full amount of all outstanding Loans, all accrued and unpaid interest thereon, all unpaid Commitment Fees accrued to the date of such termination, any indemnities payable pursuant to Section 2.27 and all other unpaid obligations of the Company to the Banks and the Agent hereunder, and shall deposit with First Bank in the Holding Account an amount equal to the Letter of Credit Usage as of such date.

         Section 2.16 DESIGNATION OF AVAILABLE AMOUNT OF SEASONAL COMMITMENT. Not less than five nor more than ten days prior to the first Business Day of each month from July through December of each year, the Company may by written notice to the Agent designate all or any portion of the Aggregate Seasonal Commitment Amount as available for the period from the first Business Day of the following month until the day before the first Business Day of the second following month (each such period, a "Designation Period"). If the Company shall fail to make such designation as provided in the preceding sentence, the Designated Amount of each Bank for the following Designation Period shall be the same as the Designated Amount for the preceding Designation Period or, in the case of the first Designation Period occurring during each year, shall be zero, subject to adjustment pursuant to the second paragraph of this Section 2.16. The Agent shall notify each Bank in writing, within one Business Day after its receipt of any such designation, of such designation and such Bank's Designated Amount for the following Designation Period. The Agent shall also notify each Bank in writing, within one Business Day after the expiration of the time for the Company to make a designation under this Section 2.16 for any Designation Period, if no such designation has been made.

         Notwithstanding the foregoing, the Company may increase the Aggregate Designated Amount for any particular Designation Period during such Designation Period by requesting Loans pursuant to Section 2.02 and/or Letters of Credit pursuant to Section 2.09 that would cause Total Outstandings to exceed the Aggregate Available Amount, but not the Aggregate Commitment Amount. Each Bank shall make its Loan in its Pro Rata Share of the requested Loans in accordance with the provisions of Section 2.02 so long as all other terms of lending under this Agreement have been satisfied. In each such case the Company shall specify in its request to borrow the aggregate amount by which the requested Loans will cause the Total Outstandings to exceed the Aggregate Available Amount (and thus the amount by which the Aggregate Designated Amount shall be increased) for such Designation Period and the Agent shall include such information in the notification provided to each Bank pursuant to Section 2.02. The Company shall pay to the Agent, for the account of the Banks, for the period from and including the first calendar day of the Designation Period in which the requested Loans are made through the last calendar day thereof, a fee in an amount equal to three-eights of one percent (0.375%) per annum of the aggregate amount by which such requested Loans will cause the Total Outstandings to exceed the Aggregate Available Amount (and thus the amount by which the Aggregate Designated Amount will be increased). Such fee shall be in lieu of the Commitment Fee under Section 2.18 otherwise applicable to such excess amount during such Designation Period and shall be payable quarterly in arrears on the first day of the following calendar quarter and on the Termination Date. The Designated Amount of each Bank shall be increased by its Pro Rata Share of the amount by which the Aggregate Designated Amount shall be increased pursuant to this Section.

         Section 2.17 AGENT'S FEES. The Company shall pay to the Agent fees in accordance with the terms of a letter agreement between the Company and the Agent concerning such fees.

         Section 2.18  FACILITY FEES AND COMMITMENT FEES.

              (a) The Company shall pay to each Bank on the Effective Date, in consideration of its Commitment, a facility fee in the amount set forth opposite such Bank's name on Schedule 2.18(a).

              (b) The Company shall pay to the Agent, for the account of the Banks, for the period from March 1, 1996 until the Termination Date, fees (the "Commitment Fees") in an amount equal to (a) the Applicable Commitment Fee Percentage per annum (determined daily on a floating basis) of the average daily Unused Base Commitment Amount, (b) one-eighth of one percent (0.125%) per annum of the average daily Unused Seasonal Commitment Amount and (c) the Applicable Commitment Fee Percentage per annum (determined daily on a floating basis) of the Unused Designated

    Amount. Such Commitment Fees are payable quarterly in arrears on the first day of the following calendar quarter and on the Termination Date.

         Section 2.19 LETTER OF CREDIT FEES. For each Letter of Credit issued or extended, the Company shall pay to the Agent for the account of the Banks, in advance on the date of issuance or extension, a fee (a "Letter of Credit Fee") in an amount equal to the Applicable Letter of Credit Fee Percentage per annum, as in effect on the date of issuance or extension, of the original face amount of the Letter of Credit for the period from the date of issuance or extension to the scheduled expiration date of such Letter of Credit. The Company shall also pay to First Bank, for its own account, on demand, all issuance, amendment, drawing and other fees regularly charged by First Bank to its letter of credit customers and all out-of-pocket expenses incurred by First Bank in connection with the issuance, amendment, administration or payment of any Letter of Credit.

         Section 2.20 COMPUTATION. Commitment Fees, Letter of Credit Fees and interest on Advances shall be computed on the basis of actual days elapsed (or, in the case of Letter of Credit Fees which are paid in advance, actual days to elapse) and a year of 360 days.

         Section 2.21 PAYMENTS. Payments and prepayments of principal of, and interest on, the Notes and all fees, expenses and other obligations under this Agreement payable to the Agent or the Banks shall be made without setoff or counterclaim in Immediately Available Funds not later than 12:00 noon (Minneapolis time) (except as otherwise provided herein) on the dates called for under this Agreement to the Agent at its main office in Minneapolis, Minnesota. Payments payable to First Bank for its own account in respect of Letters of Credit and the Swing-Line Note under this Agreement shall be made without setoff or counterclaim in Immediately Available Funds not later than 12:00 noon (Minneapolis time) (except as otherwise provided herein) on the dates called for in this Agreement to First Bank at its main office in Minneapolis, Minnesota. Funds received after such time shall be deemed to have been received on the next Business Day. The Agent will promptly distribute in like funds to each Bank its Pro Rata Share of each payment of principal or interest applied to the Revolving Notes, and each payment of Commitment Fees, Letter of Credit Fees or other amounts received by the Agent for the account of the Banks. If the Agent does not make any such distribution (or provide Federal Reserve Bank reference numbers for the wire transfer of the amount thereof) by 3:00 P.M. (Minneapolis time) on the date such payment of principal, interest or other amounts is received or deemed received under this Section 2.21, the Agent will pay interest to each Bank entitled to receive a portion of such distribution on the amount distributable to it at the Federal Funds Rate from the date such payment was received or deemed received until the date such distribution is made, such interest to be payable with such distribution. Whenever any payment to be made hereunder or on the Notes shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time, in the case of a payment of principal, shall be included in the computation of any interest on such principal.

         Section 2.22 USE OF LOAN PROCEEDS. The proceeds of the Loans shall be used for the general corporate purposes of the Company and its Subsidiaries in a manner not in conflict with any of the covenants in this Agreement.

         Section 2.23 INTEREST RATE NOT ASCERTAINABLE, ETC. If, on or prior to the date for determining the Adjusted Eurodollar Rate in respect of the Interest Period, any Bank reasonably determines (which determination shall be conclusive and binding, absent error) that:

              (a) deposits in dollars (in the applicable amount) are not being made available to such Bank in the relevant market for such Interest Period, or

              (b) the Adjusted Eurodollar Rate will not adequately and fairly reflect the cost to such Bank of funding or maintaining Eurodollar Advances for such Interest Period,


such Bank shall forthwith give notice to the Agent and the Company and the other Banks of such determination, whereupon the obligation of such Bank to make or continue, or to convert any Advances to, Eurodollar Advances shall be suspended until such Bank notifies the Company and the Agent that the circumstances giving rise to such suspension no longer exist. While any such suspension continues, all further Advances by such Bank shall be made as Reference Rate Advances. No such suspension shall affect the interest rate then in effect during the applicable Interest Period for any Eurodollar Advance outstanding at the time such suspension is imposed.

         Section 2.24 INCREASED COST. If, after the date hereof, any Regulatory Change:

              (a) shall subject any Bank (or its applicable lending office) to any tax, duty or other charge with respect to its Eurodollar Advances, its Note(s), its obligation to make Eurodollar Advances, its issuance of Letters of Credit or its obligation to make Letter of Credit Loans, or shall change the basis of taxation of payment to any Bank (or its applicable lending office) of the principal of or interest on its Eurodollar Advances, or any other amounts due under this Agreement in respect of its Eurodollar Advances, its obligation to make Eurodollar Advances, its obligation to issue Letters of Credit or its obligation to make Letter of Credit Loans (except for changes in the rate of tax on the overall net income of such Bank or its applicable lending office imposed by the jurisdiction in which such Bank's principal office or applicable lending office is located); or

              (b) shall impose, modify or deem applicable any reserve, special deposit, capital requirement or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Eurodollar Advance any such requirement to the extent included in calculating the applicable Adjusted Eurodollar Rate) against assets of, deposits with or for the account of, or credit extended by, any Bank's applicable lending office or shall impose on any Bank (or its applicable lending office) or on the interbank eurodollar market any other condition affecting its Eurodollar Advances, its Note(s), its obligation to make Eurodollar Advances, its obligation to issue Letters of Credit or its obligations to make Letter of Credit Loans;

and the result of any of the foregoing is to increase the cost to such Bank (or its applicable lending office) of making or maintaining any Eurodollar Advance, issuing or maintaining Letters of Credit or making Letter of Credit Loans, or to reduce the amount of any sum received or receivable by such Bank (or its applicable lending office) under this Agreement or under its Note(s), then, within 30 days after demand by such Bank (with a copy to the Agent), the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction. Each Bank will promptly notify the Company and the Agent of any Regulatory Change of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section 2.24 and will designate a different applicable lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section 2.24, setting forth the additional amount or amounts to be paid to it hereunder and stating in reasonable detail the basis for the charge and the method of computation, shall be conclusive in the absence of error. In determining such amount, any Bank may use any reasonable averaging and attribution methods. The Company shall not be obligated to pay any such amount that is attributable to the period ending 91 days prior to the date of the first notice delivered by any Bank under the third preceding sentence with respect to any Regulatory Change (the "Excluded Period"), except to the extent any amount is attributable to the Excluded Period as a result of the retroactive application of the applicable Regulatory Change. Failure on the part of any Bank to demand compensation for any increased costs or reduction in amounts received or receivable with respect to any Interest Period or other applicable period shall not constitute a waiver of such Bank's rights to demand compensation for any increased costs or reduction in amounts received or receivable in any subsequent Interest Period or other applicable period.

         Section 2.25 ILLEGALITY. If, after the date of this Agreement, any Regulatory Change shall make it unlawful or impossible for such Bank to make, maintain or fund any Eurodollar Advances, such Bank shall notify the Company and the Agent, whereupon the obligation of such Bank to make or continue, or to convert any Advances to, Eurodollar Advances shall be suspended until such Bank notifies the Company and the Agent that the circumstances giving rise to such suspension no longer exist. Before giving any such notice, such Bank shall designate a different applicable lending office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank determines that it may not lawfully continue to maintain any Eurodollar Advances to the end of the applicable Interest Periods, all of the affected Advances shall be automatically converted to Reference Rate Advances as of the date of such Bank's notice, and upon such conversion the Company shall indemnify such Bank in accordance with
Section 2.27.

         Section 2.26 CAPITAL ADEQUACY. In the event that any Bank shall have reasonably determined that any Regulatory Change has or shall have the effect of reducing the rate of return on such Bank's capital or the capital of its parent corporation as a consequence of its Commitment, the Advances and/or the Letters of Credit or its obligations to make Loans to cover Unpaid Draws to a level below that which such Bank or its parent corporation could have achieved but for such Regulatory Change (taking into account such Bank's policies and the policies of its parent corporation with respect to capital adequacy), then the Company shall, within ten days after written notice and demand from such Bank (with a copy to the Agent), pay to such Bank additional amounts sufficient to compensate such Bank or its parent corporation for such reduction; PROVIDED, that the Company shall not be obligated to pay any such additional amount
(i)unless such Bank shall first have notified the Company in writing that it intends to seek such compensation pursuant to this Section 2.26 and (ii)that is attributable to the period ending 91 days prior to the date of such notice with respect to any Regulatory Change (the "Excluded Period"), except to the extent any amount is attributable to the Excluded Period as a result of the retroactive application of the applicable Regulatory Change. Any determination by such Bank under this Section and any certificate as to the amount of such reduction given to the Company by such Bank shall be final, conclusive and binding for all purposes, absent error.

         Section 2.27 FUNDING LOSSES. The Company shall compensate each Bank, upon its written request, for all losses, expenses and liabilities (including, without limitation, any interest paid by such Bank to lenders of funds borrowed by it to make or carry Eurodollar Advances to the extent not recovered by such Bank in connection with the re-employment of such funds and including loss of anticipated profits) which such Bank may sustain: (a)if for any reason, other than a default by such Bank, a funding of a Eurodollar Advance does not occur on the date specified therefor in the Company's request or notice as to such Advance under Section 2.02 or 2.05, or (b)if, for whatever reason (including, but not limited to, acceleration of the maturity of Advances following an Event of Default), any repayment or prepayment of a Eurodollar Advance, or a conversion pursuant to
Section 2.25, occurs on any day other than the last day of the Interest Period applicable thereto. A Bank's request for compensation shall set forth the basis for the amount requested and shall be final, conclusive and binding, absent error.

         Section 2.28 DISCRETION OF BANKS AS TO MANNER OF FUNDING. Each Bank shall be entitled to fund and maintain its funding of Eurodollar Advances in any manner it may elect, it being understood, however, that for the purposes of this Agreement all determinations hereunder (including, but not limited to, determinations under Section 2.27, but excluding determinations of the Eurodollar Rate that the Agent may elect to make from the Reuters screen) shall be made as if such Bank had actually funded and maintained each Eurodollar Advance during the Interest Period for such Advance through the purchase of deposits having a maturity corresponding to the last day of the applicable Interest Period and an interest rate equal to the Eurodollar Rate.

         Section 2.29 SETOFF. Whenever an Event of Default shall have occurred and be continuing, the Company hereby irrevocably authorizes each Bank to set off the Obligations owed to it (including, without limitation, any participation in the Obligations of other Banks purchased pursuant to Section
7.10 or 7.11) against all deposits and credits of the Company with, and any and all claims of the Company against, such Bank. Such right shall exist whether or not the Agent shall have made any demand hereunder or under any other Loan Document, whether or not such indebtedness, or any part thereof, or deposits and credits held for the account of the Company is or are matured or unmatured, and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to the Banks. Each Bank agrees that, as promptly as is reasonably possible after the exercise of any such setoff right, it shall notify the Agent and the Company of its exercise of such setoff right; PROVIDED, HOWEVER, that the failure of any Bank to provide such notice shall not effect the validity of the exercise of such setoff rights. Nothing in this Agreement shall be deemed a waiver or prohibition of or restriction on any rights of banker's lien, setoff and counterclaim available to any Bank pursuant to law.

                                     ARTICLE III
                                 CONDITIONS PRECEDENT

         Section 3.01 CONDITIONS PRECEDENT TO INITIAL LOAN. The obligation of the Banks to make the initial Loans hereunder, and the obligation of First Bank to issue the initial Letter of Credit hereunder, shall be subject to the prior or simultaneous fulfillment of each of the following conditions:

              (a)  the Agent shall have received the following:

                   (i) Revolving Notes payable to the Banks and a Swing-Line Note payable to First Bank, duly executed by the Company, complying with the requirements of Section 2.04;

                   (ii) a copy of the articles or certificate of incorporation, including all amendments thereto, of the Company, certified as of a recent date prior to the Effective Date by the appropriate governmental official of the jurisdiction of its incorporation;

                   (iii) a long-form certificate of good standing of the Company, as of a recent date, from such governmental official;

                   (iv) a certificate of the Secretary or an Assistant Secretary of the Company dated the Effective Date, certifying (A)that attached thereto is a true and complete copy of the by-laws of the Company as in effect on such date, (B)that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of the Loan Documents and the borrowings thereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C)that the articles of incorporation of the Company have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to Section 3.01(a)(iii), and (D)as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith or therewith on behalf of the Company;

                   (v) the favorable written opinion of Robins, Kaplan, Miller & Ciresi, counsel for the Company, addressed to the Banks, as to the matters and to the effect set forth in Exhibit F;

                   (vi) a copy of a letter from the Company to the accounting firm that audited the financial statements referred to in Section 4.05, informing such accounting firm that the Banks are extending credit in reliance on such statements;

                   (vii) an initial Borrowing Base Certificate; and

                   (viii) an Acknowledgement substantially in the form of Exhibit H hereto from each of the Exiting Banks, executed by such Exiting Bank.

              (b) the Agent and the Banks shall have received all fees and other amounts due and payable by the Company to the Agent and the Banks under, or as contemplated by, this Agreement or any other Loan Document on or prior to the Effective Date, including, but not limited to, the reasonable fees and expenses of counsel to the Agent payable pursuant to
    Section 8.03(a); and

              (c) the Company shall have performed and complied with all agreements, terms and conditions contained in this Agreement required to be performed or complied with by the Company prior to or simultaneously with the Effective Date.

         Section 3.02 CONDITIONS PRECEDENT TO EACH LOAN. The obligation of the Banks to make all Loans (including the initial Loan) other than Letter of Credit Loans, to continue any Eurodollar Advances as such or to convert any outstanding Advances to Eurodollar Advances, and the obligation of First Bank to issue Letters of Credit, shall be subject to the fulfillment of the following conditions:

              (a) the representations and warranties contained in Article IV shall be true and correct on and as of the date on which each Loan is requested to be made, on which each Advance is requested to be continued or converted or on which each Letter of Credit is requested to be issued, with the same force and effect as if made on and as of such date, and the giving of the relevant Notice of Borrowing, Continuation or Conversion or the making of the relevant request for the issuance of a Letter of Credit shall constitute a representation and warranty to such effect;

              (b) no Event of Default or Unmatured Event of Default shall have occurred and be continuing on the Borrowing Date or would exist after giving effect to the making of the requested Loan, the requested continuation or conversion of an Advance or the issuance of the requested Letter of Credit; and

              (c) the Agent shall have received a timely and properly completed Notice of Borrowing, Continuation or Conversion, as required under Section 2.02 or Section 2.05, or First Bank shall have received a timely and properly completed written request for the issuance of a Letter of Credit, as required under Section 2.09.

                                      ARTICLE IV
                            REPRESENTATIONS AND WARRANTIES

         To induce the Banks to enter into this Agreement, to grant their respective Commitments and to make Loans thereunder, and to induce First Bank to issue Letters of Credit and Swing-Line Loans hereunder, the Company hereby represents and warrants to the Banks that:

         Section 4.01 ORGANIZATION, STANDING, ETC. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted, to enter into this Agreement and to perform its obligations under each Loan Document to which it is a party. Each Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite power and authority to carry on its business as now conducted. The Company and each Subsidiary (a)holds all certificates of authority, licenses and permits necessary to carry on its business as presently conducted in each jurisdiction in which it is carrying on such business, except where the failure to hold such certificates, licenses or permits would not have a Material Adverse Effect, and (b)is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned, leased or operated by it or the business conducted by it makes such qualification necessary and the failure so to qualify would permanently preclude it from enforcing its rights with respect to any assets or expose it to any liability, which in either case would be material to it.

         Section 4.02 AUTHORIZATION AND VALIDITY. The execution, delivery and performance by the Company of each Loan Document have been duly authorized by all necessary corporate action, and this Agreement and each other Loan Document constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, subject to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and general principles of equity.

         Section 4.03 COMPLIANCE WITH LAW AND OTHER AGREEMENTS. The execution, delivery and performance by the Company of each Loan Document to which it is a party will not (a)violate any provision of any law, statute, rule or regulation or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority applicable to the Company, (b)violate or contravene any provision of the Articles or Certificate of Incorporation or bylaws of the Company, or (c)result in a breach of or constitute a default under any indenture, loan or credit agreement or any other agreement, lease or instrument to which the Company or any Subsidiary is a party or by which the Company, any Subsidiary or any of their properties may be bound, or result in the creation of any Lien thereunder. Neither the Company nor any Subsidiary is in default under or in violation of any law, statute, rule or regulation, order, writ, judgment, injunction, decree, determination or award of any Governmental Authority applicable to it or any indenture, loan or credit agreement or other agreement, lease or instrument to which it is a party or by which it or any of its properties may be bound in any case in which the consequences of such default or violation would have a Material Adverse Effect.

         Section 4.04 GOVERNMENTAL CONSENT. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority is required on the part of the Company to authorize, or is required in connection with, the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, the Loan Documents.

         Section 4.05  FINANCIAL STATEMENTS AND NO MATERIAL ADVERSE CHANGE.
The Company's audited financial statements as of March 1, 1997, and its consolidated unaudited financial statements as of April 5, 1997, as heretofore furnished to the Banks, have been prepared in conformity with GAAP on a consistent basis (except for year-end audit adjustments as to the unaudited statements) and fairly present the consolidated financial condition of the Company as at such dates and the results of its operations and cash flow for the respective periods then ended. As of the dates of such financial statements, neither the Company nor any Subsidiary had any material obligation, contingent liability, liability for taxes or long-term lease obligations or unusual forward or long-term commitment which is not either reflected in such financial statements or in the notes thereto. Since the date of the Company's audited financial statements referred to above, there has been no material adverse change in the business, operations, property, assets or condition, financial or otherwise, of the Company or any Subsidiary.

         Section 4.06 LITIGATION. There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their properties before any arbitrator or any Governmental Authority which has had, or, if determined adversely to the Company or such Subsidiary, would likely have, a Material Adverse Effect.

         Section 4.07 ERISA. Each Plan complies with all material applicable requirements of ERISA and the Code and with all material applicable rulings and regulations issued under the provisions of ERISA and the Code setting forth those requirements. No Reportable Event has occurred and is continuing with respect to any Plan. All of the minimum funding standards applicable to such Plans have been satisfied and there exists no event or condition which would permit the institution of proceedings to terminate any Plan under Section 4042 of ERISA. The current value of the Plans' benefits guaranteed under Title IV of ERISA does not exceed the current value of the Plans' assets allocable to such benefits. As of May 13, 1997, neither the Company nor any ERISA Affiliate is a party to or has any liability to any Multiemployer Plan.

         Section 4.08 ENVIRONMENTAL, HEALTH AND SAFETY LAWS. There does not exist any violation by the Company or any Subsidiary of any applicable federal, state or local law, rule or regulation or order of any government, governmental department, board, agency or other instrumentality relating to environmental, pollution, health or safety matters which will or threatens to impose a material liability on the Company or a Subsidiary or which would require a material expenditure by the Company or such Subsidiary to cure. Neither the Company nor any Subsidiary has received any notice to the effect that any part of its operations or properties is not in material compliance with any such law, rule, regulation or order or notice that it or its property is the subject of any governmental investigation evaluating whether any remedial action is needed to respond to any release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect on the Company.

         Section 4.09 FEDERAL RESERVE REGULATIONS. The Company is not engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying margin stock and no part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (a)to purchase or carry margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose or (b)for any purpose which entails a violation of, or which is inconsistent with, the provisions of Regulations G, U or X. The value of all margin stock owned by the Company does not constitute more than 25% of the value of the assets of the Company.

         Section 4.10 TITLE TO PROPERTY; POSSESSION UNDER LEASES. Each of the Company and its Subsidiaries has good title, free of all Liens other than those permitted by Section 5.12 hereof, to all of the properties and assets reflected in the most recent financial statements referred to in Section 4.05 or Section
5.01 hereof as being owned by it and all assets acquired subsequent to the date of such financial statements, except for assets disposed of in the ordinary course of business. To the knowledge of the Company, there are no actual, threatened or alleged material defaults with respect to any leases of any real or personal property under which the Company or any of its Subsidiaries is lessor.

         Section 4.11 TAXES. The Company and its Subsidiaries have filed all federal, state, local and foreign tax returns required to be filed by them and have paid or made provision for the payment of all taxes due and payable pursuant to such returns and pursuant to any assessments made against them or any of their property and all other taxes, fees and other charges imposed on them or any of their property by any Governmental Authority (other than taxes, fees or charges the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside on the books of the Company or such Subsidiary in conformity with GAAP). No tax Liens have been filed and no material claims are being asserted with respect to any such taxes, fees or charges. The charges, accruals and reserves on the books of the Company and each Subsidiary in respect of taxes and other governmental charges are adequate and the Company knows of no proposed material tax assessment against it or any Subsidiary or any basis therefor. The United States income tax returns of the Company and its Subsidiaries have been audited by the Internal Revenue Service, or the period for audit thereof has expired, for all fiscal years of the Company ending on or before March31, 1993.

         Section 4.12 TRADEMARKS, PATENTS. Each of the Company and its Subsidiaries possesses or has the right to use all of the patents, trademarks, trade names, service marks and copyrights, and applications therefor, and all technology, know-how, processes, methods and designs used in or necessary for the conduct of its business, without known conflict with the rights of others except conflicts that would not be likely to have a Material Adverse Effect on the Company.

         Section 4.13 BUSINESS AND PROPERTIES OF COMPANY AND ITS SUBSIDIARIES. Since the date of the most recent financial statements referred to in Section
4.05 or Section 5.01, the business, properties and other assets of the Company and its Subsidiaries have not been materially and adversely affected in any way as the result of any fire or other casualty, strike, lockout, or other labor trouble, embargo, sabotage, confiscation, condemnation, riot, civil disturbance, activity of armed forces or act of God.

         Section 4.14 SECURITIES LAWS. Neither the Company nor any Subsidiary has issued any unregistered securities in violation of the registration requirements of Section 5 of the Securities Act of 1933, as amended, or any other federal, state or foreign law, nor is the Company or any Subsidiary violating any rule, regulation or requirement under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or other federal, state or foreign law in any material respect.

         Section 4.15 INVESTMENT COMPANY ACT. The Company is not an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended.

         Section 4.16 PUBLIC UTILITY HOLDING COMPANY ACT. The Company is not a "holding company" or a "subsidiary company" of a holding company or an "affiliate" of a holding company or of a subsidiary company of a holding company within the meaning of the Public Utility Holding Company Act of 1940, as amended.

         Section 4.17 RETIREMENT BENEFITS. Except as required under Section 4980B of the Code, Section 601 of ERISA or applicable state law, neither the

Company nor any Subsidiary is obligated to provide post-retirement medical or insurance benefits with respect to employees or former employees.

         Section 4.18 INDEBTEDNESS. The Company and its Subsidiaries have no outstanding Indebtedness except Indebtedness permitted pursuant to Section5.13.

         Section 4.19 SUBSIDIARIES. Schedule 4.19 sets forth the name of each of the Company's Subsidiaries as of the Signing Date and, as to each Subsidiary, the jurisdiction of its incorporation, the authorized and outstanding capital stock thereof by class and number, the name of each Person owning such capital stock and a description (by type and amount) of each Investment by the Company therein other than the ownership of its capital stock. There are no warrants, options or other rights to purchase any such capital stock.

         Section 4.20 SENIOR INDEBTEDNESS. All of the Obligations (including, without limitation, all contingent Obligations in respect of outstanding Letters of Credit) are entitled to the benefit of all of the subordination provisions applicable to all Subordinated Indebtedness.

         Section 4.21 FULL DISCLOSURE. Subject to the following sentence, neither the financial statements referred to in Section 4.05 or Section 5.01 nor any other certificate, written statement, exhibit or report furnished by or on behalf of the Company in connection with or pursuant to this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained therein not misleading. Certificates or statements furnished by or on behalf of the Company to the Agent or any Bank consisting of projections or forecasts of future results or events have been prepared in good faith and are based on good faith estimates and assumptions of the management of the Company, and the Company has no reason to believe that such projections or forecasts are not reasonable.

                                      ARTICLE V
                                      COVENANTS

         Until the Commitments shall have expired or been terminated and all of the Obligations shall have been paid in full, unless the Majority Banks shall otherwise consent in writing, the Company will:

         Section 5.01 FINANCIAL STATEMENTS. Furnish to the Agent, with a copy for each Bank:

              (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, a copy of the consolidated and consolidating financial statements of the Company consisting of at least statements of income, a reconciliation of changes in equity accounts and cash flow statements for such fiscal year and balance sheets as at the end of such fiscal year, setting forth in each case in comparative form corresponding figures from the preceding year audit, certified without qualification by Ernst & Young or other independent certified public accountants of recognized national standing selected by the Company and acceptable to the Agent, together with (i)to the extent not previously delivered to such accounting firm under the terms hereof, a letter from the Company to such accounting firm advising such accounting firm that the Banks are extending credit in reliance on such financial statements and
    (ii)a statement of the accounting firm performing such audit to the effect that in the course of performing its examination nothing came to its attention that caused it to believe that the Company was not in compliance with Sections 5.21, 5.22, 5.23 or 5.24;

              (b) as soon as available and in any event within (i) in the case of the last fiscal month of each year, 60 days and (ii) in all other cases, 30 days after the end of each month, a copy of the unaudited consolidated and consolidating financial statements of the Company consisting of at least statements of income for said month and for the period from the beginning of the fiscal year to the end of such month, cash flow statements for such month and for the period from the beginning of the fiscal year to the end of such month and balance sheets as at the end of such month, setting forth, in each case, comparative figures for the corresponding period of the preceding fiscal year and forecasted figures for such period, certified by the chief financial officer of the Company or his designee as being true and prepared in accordance with GAAP, except for year-end audit adjustments and the absence of footnotes;

              (c) as soon as available and in any event within (i) in the case of the last fiscal quarter of each year, 60 days and (ii) in all other cases, 30 days after the end of each fiscal quarter, and together with the financial statements required pursuant to Section 5.01(a), a properly completed Compliance Certificate, signed by the Senior Vice President and Treasurer of the Company or his designee;

              (d) as soon as available and in any event within tendays after the end of each week during which any Loans or Letters of Credit are outstanding, and in all events prior to the making of any Loans or the issuance of any Letters of Credit for the second week prior to the week in which the Company requested the making of such Loans or the issuance of such Letters of Credit, a properly completed Borrowing Base Certificate as of the end of such week, signed by the chief financial officer of the Company or his designee;

              (e) as soon as available and in any event within 30 days after the end of each fiscal month that is not the last fiscal month of a fiscal quarter, a certificate, signed by the Senior Vice President and Treasurer of the Company or his designee, setting forth the calculation of the Interest Coverage Ratio (Covenant) and the Interest Coverage Ratio (Pricing) for the period of twelve consecutive months ended on the last day of such fiscal month;

              (f) promptly after the sending or filing thereof, copies of all regular and periodic financial reports which the Company or any Subsidiary shall file with the Securities and Exchange Commission or any national securities exchange;

              (g) as soon as practicable and in any event on or before the last Business Day of the second month of each fiscal year of the Company, projections, in reasonable detail, on a monthly basis for such fiscal year, including projected earnings statements and cash flow statements for each month during such fiscal year and the period from the beginning of such fiscal year through the end of such month, and accompanying balance sheets as of the end of such month, signed by the chief financial officer of the Company or his designee;

              (h) as soon as practicable and in any event within five Business Days after (i) the Company receives notice of any change in the Implicit Senior Debt Rating of either S&P or Moody's, or (ii) the Company receives notice of any Actual Senior Debt Rating, or change in the Actual Senior Debt Rating, by S&P or Moody's, notice of such rating or change;

              (i) together with the financial statements delivered for each fiscal month pursuant to Section 5.01(b), comparable store sales data for such month; and

              (j) such other information respecting the financial condition and results of operations of the Company as the Agent or any Bank may from time to time reasonably request.

         Section 5.02 CORPORATE EXISTENCE. Except as permitted by Section 5.11(b), maintain, and cause each Subsidiary to maintain, its corporate existence in good standing under the laws of its jurisdiction of incorporation and its qualification to transact business in each jurisdiction where failure so to qualify would permanently preclude the Company or such Subsidiary from enforcing its rights with respect to any material asset or would expose the Company or such Subsidiary to any material liability, and do or cause to be done, and cause each Subsidiary to do or cause to be done, all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises and authorizations material to the conduct of its business.

         Section 5.03 COMPLIANCE WITH LAWS, ETC. Comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, rules, regulations and orders of any Governmental Authority applicable to the Company or such Subsidiary, whether now in effect or hereafter enacted, the failure to comply with which has had or would likely have a Material Adverse Effect on the Company.

         Section 5.04 INSURANCE. Keep, and cause each Subsidiary to keep, its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain, and cause each Subsidiary to maintain, such other insurance, in such amounts and against such risks, as is customary with companies in the same or similar businesses, including (i)public liability insurance against such tort claims which may be asserted against it, and
(ii)fire and other risks insured against by extended coverage; and maintain, and cause each Subsidiary to maintain, such other insurance as may be required by law or agreement.

         Section 5.05 PAYMENT OF INDEBTEDNESS, TAXES AND CLAIMS. Pay, and cause each of its Subsidiaries to pay, its Indebtedness and other obligations promptly and in accordance with their terms; file, and cause each of its Subsidiaries to file, all tax returns and reports which are required by law to be filed by it; pay, and cause each of its Subsidiaries to pay, before they become delinquent, all taxes, assessments and governmental charges and levies imposed upon it or its property and all claims or demands of any kind (including but not limited to those of suppliers, mechanics, carriers, warehousemen, landlords and other like Persons) which, if unpaid, might result in the creation of a Lien upon its property; PROVIDED that the foregoing items need not be paid if they are being contested in good faith by appropriate proceedings, and as long as the Company's or such Subsidiary's title to its property is not materially adversely affected, its use of such property in the ordinary course of its business is not materially interfered with and adequate reserves with respect thereto have been set aside on the Company's or such Subsidiary's books in conformity with GAAP.

         Section 5.06 BOOKS AND RECORDS; INSPECTIONS; AUDITS. Keep, and cause each Subsidiary to keep, proper books and records of account in which full, true and correct entries will be made of all its dealings, business and affairs in accordance with GAAP consistently applied and consistent with the principles applied in the preparation of the financial statements referred to in Section 4.05; permit, and cause each Subsidiary to permit, any Person designated by any Bank to visit and inspect any of its properties, corporate books and financial records and to copy and make extracts therefrom and to discuss its affairs and finances with its officers and independent certified public accountants, all at such times as such Bank shall reasonably request; and permit the Agent or its designee to conduct audits of the Company's inventory (a) annually, (b) if the Interest Coverage Ratio (Covenant) at the end of any fiscal month that is not the end of a Measurement Period falls below the minimum ratio that will be required for the Measurement Period ending at the end of the then-current fiscal quarter, monthly thereafter, at the option of the Agent, until the Banks have received a Compliance Certificate at the end of such Measurement Period, and (c) after the occurrence and during the continuance of an Event of Default or an Unmatured Event of Default, at any time at the option of the Agent. The Agent shall provide to each of the Banks a copy of the report prepared by or for the Agent concerning such audits. The Company shall reimburse the Agent for its costs and expenses of conducting the audits of the Company's inventory described in the second preceding sentence.

         Section 5.07 MAINTENANCE OF PROPERTIES. Maintain, and cause each Subsidiary to maintain, its properties used or useful in the conduct of its business in good condition, repair and working order, and supplied with all necessary equipment, and make all necessary repairs, renewals, replacements, betterments and improvements thereto, all as may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

         Section 5.08 ERISA. Establish, maintain and operate each Plan in compliance with all material applicable requirements of ERISA and of the Code and with all material applicable rulings and regulations issued under the provisions of ERISA and of the Code, and will not, and will not permit any ERISA Affiliate to, (a)engage in any transaction in connection with which the Company or any ERISA Affiliate would be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, in either case in an amount exceeding $10,000, (b)fail to make full payment when due of all amounts which, under the provisions of any Plan, the Company or any ERISA Affiliate is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency (as such term is defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, with respect to any Plan in an aggregate amount exceeding $100,000 or (c)fail to make any payments in an aggregate amount exceeding $100,000 to any Multiemployer Plan that the Company or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan or any law pertaining thereto.

         Section 5.09 LITIGATION AND OTHER NOTICES. Furnish to the Agent, with a copy for each Bank, written notice of the following promptly after any officer of the Company or any Subsidiary becomes aware of the same:

              (a) any Event of Default or Unmatured Event of Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

              (b) the filing or commencement of, or receipt of notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Company or any Subsidiary which has had or would likely have a Material Adverse Effect on the Company;

              (c) any development affecting or relating to the Company or any Subsidiary, including without limitation any development in litigation, that in the reasonable judgment of the Company has had, or would likely have, a Material Adverse Effect on the Company;

              (d) the issuance by any Governmental Authority of any injunction, order, decision or other restraint prohibiting, or having the effect of prohibiting, the Loans or Letters of Credit, or the initiation of any litigation or similar proceeding seeking any such injunction, order or other restraint;

              (e) the occurrence of any Reportable Event with respect to any Plan and the action which is proposed to be taken with respect thereto, together with a copy of the notice of such Reportable Event to the PBGC;

              (f) any violation as to any environmental matter by the Company or any Subsidiary or the commencement of any judicial or administrative proceeding relating to health, safety or environmental matters (i) in which an adverse determination or result could result in the revocation of or have a material adverse effect on any operating permits, air emission permits, water discharge permits, hazardous waste permits or other permits held by the Company or any Subsidiary which are material to the operations of the Company or such Subsidiary, or (ii) which will or threatens to impose a material liability on the Company or such Subsidiary to any Person or which will require a material expenditure by the Company or such Subsidiary to cure any alleged problem or violation; or

              (g) the issuance by any Governmental Authority of any injunction, order or decision, or the entry by the Company or any Subsidiary into an agreement with any Governmental Agency, materially restricting the business of the Company or any Subsidiary or concerning any material business practice of the Company or any Subsidiary.

         Section 5.10 SUPPLEMENTAL DISCLOSURE. From time to time as may be necessary (in the event that such information is not otherwise delivered by the Company to the Banks pursuant to this Agreement), as promptly as is reasonable under the circumstances after any executive officer of the Company or any Subsidiary has knowledge with respect thereto, and at least quarterly, supplement or amend and deliver to the Agent, with a copy for each Bank, each Schedule or representation herein with respect to any matter hereafter arising which, if existing or occurring at the Signing Date, would have been required to be set forth or described in such Schedule or as an exception to such representation or which is necessary to correct any information in such Schedule or representation which has been rendered inaccurate thereby.

         Section 5.11 RESTRICTIONS ON FUNDAMENTAL CHANGES. Not, and not permit any Subsidiary to:

              (a) in the case of BBC, engage in any business activities or operations other than (i) the ownership of the general partnership interest in Best Buy Stores, L.P., and (ii) activities permitted for a Real Estate Subsidiary;

              (b) in the case of Best Buy Capital, engage in any business activities other than the issuance of the MIPS and the lending of the proceeds thereof, together with all or any part of any Investment made by the Company in Best Buy Capital, to the Company;

              (c) in the case of BB Concepts, own any assets other than the "Best Buy" trademark and related intellectual property rights, license agreements with respect to those trademarks and related intellectual property rights with the Company and any Operating Subsidiary and other assets not to exceed $1,000,000 (excluding amounts due to or from Affiliates of the Company) incident to its ownership or licensing of the foregoing, or incur any liabilities other than operating liabilities relating to its ownership and licensing of the trademarks and related intellectual property rights described above, Guarantees of liabilities of the Company and its Subsidiaries to the Banks, and liabilities to the Company and any Operating Subsidiary; PROVIDED, that BB Concepts may not own any such assets or incur any such liabilities unless, within five Business Days after it is formed, the Agent shall have received a Guaranty, in the form of Exhibit G hereto, duly executed by BB Concepts, together with such certificates and opinions as the Agent may reasonably request in connection therewith;

              (d) in the case of BB Investments, own any assets other than shares of the capital stock of, limited partnership interests in, or similar ownership interests in Operating Subsidiaries, and incur any liabilities other than Guarantees of liabilities of the Company and its Subsidiaries to the Banks;

              (e) in the case of the Company and its Subsidiaries taken as a whole, engage in any business activities or operations substantially different from or unrelated to those in which the Company was engaged on the Signing Date;

              (f) enter into any transaction of merger or consolidation or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), except for the merger of any Subsidiary with and into the Company or any other Subsidiary;

              (g) convey, sell, lease, transfer or otherwise dispose of (or enter into any commitment to convey, sell, lease, transfer or otherwise dispose of), in one or more transactions, all or any part of its business or assets, whether now owned or hereafter acquired, other than the sale of inventory and sales of private label credit card receivables in the ordinary course of business, except (i) the Company or an Operating Subsidiary may sell the store properties (but not any equipment other than building fixtures), provided that such store properties are leased back to the Company or an Operating Subsidiary and that no Event of Default or Unmatured Event of Default exists or would exist as a result of such sale and lease back and (ii) in addition, the Company and its Subsidiaries may dispose of any of their respective assets if, after giving effect to any such disposal, the aggregate book value of all assets disposed of by the Company and its Subsidiaries during the period from the Signing Date to the Termination Date (other than inventory sold in the ordinary course of business) does not exceed, on a cumulative basis at the time of any such disposition, ten percent of the Company's Tangible Net Worth as of the end of the most recently completed fiscal year;

                   (h) acquire by purchase or otherwise all or substantially all the business or property of, or stock or other evidence of beneficial ownership of, any Person; or

                   (i) create, acquire or own any Subsidiary other than (i) the Subsidiaries listed on Schedule 4.19, (ii) BB Concepts and BB Investments, (iii) Operating Subsidiaries created or acquired after the Signing Date, provided that (A) all of the issued and outstanding shares of each class of capital stock, partnership interests in or other ownership interests in each such Operating Subsidiary is owned, directly or indirectly, by the Company and (B) each such Operating Subsidiary shall have executed and delivered to the Agent a guaranty of the Obligations in the form of Exhibit G hereto, together with such certificates and opinions as the Agent may reasonably request in connection therewith, and (iv) Real Estate Subsidiaries created after the Signing Date.

         Section 5.12 LIENS. Not, and not permit any Subsidiary to, create, incur, assume or suffer to be created, incurred or exist any Lien, or enter into or make any commitment to enter into any arrangement for the acquisition of any property through conditional sale, lease-purchase, or other title retention agreements with respect to property now owned or hereafter acquired by the Company or any Subsidiary, except:

              (a)  Liens existing on the Signing Date and described in
    Schedule 5.12, and Liens on the same property securing any Indebtedness the proceeds of which are used solely to refinance the Indebtedness secured by such existing Liens;

              (b) deposits or pledges to secure payment of workers' compensation, unemployment insurance, old age pensions or other social security obligations, incurred in the ordinary course of business of the Company;

              (c) Liens for taxes, fees, assessments and governmental charges not delinquent or which are being contested in good faith by appropriate proceedings and for which whatever reserves required by GAAP have been established;

              (d) Liens consisting of easements, rights-of-way, zoning restrictions, restrictions on the use of real property, and defects and irregularities in the title thereto, landlords' liens and other similar liens and encumbrances none of which interfere materially with the use of the property covered thereby in the ordinary course of the business of the Company or such Subsidiary and which do not materially detract from the value of such properties;

              (e) subject to the requirements of Section 5.17 and 5.25, Liens created or assumed in connection with the acquisition of real or personal property by the Company or any Subsidiary, provided that such Liens attach only to the property acquired and secure only Indebtedness incurred solely to finance the acquisition of such property, and Liens on the same property securing any Indebtedness the proceeds of which are used solely to refinance such Indebtedness;

              (f) subject to the limitation set forth in Section 5.13(e), Liens on inventory of the Company or any Subsidiary and proceeds thereof pursuant to agreements with the suppliers of inventory or inventory lenders to the Company or such Subsidiary, provided that such Liens attach only to Inventory financed pursuant to such agreements and secure only Indebtedness incurred solely to finance the acquisition of such Inventory by the Company or such Subsidiary; and

              (g) subject to the requirements of Sections 5.17 and 5.25, Liens on real property (but not any equipment other than building fixtures), provided that such Liens secure only Indebtedness incurred solely to finance, or reimburse the Company for the cost of, Capital Expenditures for the acquisition or construction of such real property.

         Section 5.13 INDEBTEDNESS. Not, and not permit any Subsidiary to, incur, create, issue, assume or remain liable for any Indebtedness, except:

              (a)  the Obligations;

              (b) other Indebtedness existing on the Signing Date and described in Schedule 5.13, and Indebtedness the proceeds of which are used solely to refinance such Indebtedness;

              (c)  Subordinated Indebtedness;

              (d) Indebtedness secured by Liens permitted under Section 5.12(e) or Section 5.12(g);

              (e) Indebtedness secured by Liens permitted under Section 5.12(f), provided the amount of such Indebtedness at any time outstanding does not exceed thirty-five percent of the lower of cost (as determined on a first-in, first-out basis) or market value of the Company's inventory;

              (f) Indebtedness in respect of Documentary Letters of Credit incurred in the ordinary course of business;

              (g) from the first Business Day of January of any year until the last day before the first Business Day of July of such year, unsecured Indebtedness of the Company in an amount not to exceed $50,000,000;

              (h) current liabilities, other than for borrowed money, incurred in the ordinary course of business; and

              (i) Indebtedness in respect of a loan from the State of Ohio Development Authority to finance a distribution center in Findlay, Ohio in an amount not to exceed $5,000,000, which Indebtedness shall be supported by a Letter of Credit.

         Section 5.14 INVESTMENTS. Not, and not permit any Subsidiary to, make or maintain any Investment, except:

              (a)  Investments existing on the Signing Date as described in
    Schedule 5.14(a);

              (b) Investments in Operating Subsidiaries and Real Estate Subsidiaries created or acquired after the Signing Date and permitted pursuant to Section 5.11(i);

              (c) Investments made in accordance with the Best Buy Co., Inc. Investment Objectives and Policies set forth on Schedule 5.14(c);

              (d) travel advances in the ordinary course of business to officers and employees;

              (e) other loans and advances made in connection with the hiring or transfer of employees which, when added to loans and advances permitted solely by this Section 5.14(e), do not exceed $2,000,000 in the aggregate at any time outstanding;

              (f) Investments, valued at cost, made in connection with the acquisition of new store locations, subject to the requirements of Section 5.25;

              (g) Investments in BBC in an amount not to exceed $2,000,000, provided BBC complies with the requirements of Section 5.11(a);

              (h) Investments in Best Buy Capital, BB Concepts and BB Investments, provided that Best Buy Capital, BB Concepts and BB Investments comply with the requirements of Sections 5.11(b), (c) and (d), respectively; and

              (i)  Investments by Best Buy Capital in the MIPS Debenture.

         Section 5.15 GUARANTEES. Not, and not permit any Subsidiary to, be or become liable on any Guarantee, except (a) Guarantees of the Indebtedness of BBC to Conquest under the Master Lease Agreement and the Agreement for Lease, PROVIDED that the requirements of clause (b)(iii) of Section 5.26 are satisfied,
(b) Guarantees of the Indebtedness of Operating Subsidiaries and Real Estate Subsidiaries created or acquired after the Signing Date as permitted pursuant to
Section 5.11(i), (c) Guarantees of the Obligations and other liabilities of the Company or any Operating Subsidiary to the Banks by BB Concepts, BB Investments and Operating Subsidiaries, and (d) a subordinated Guaranty by the Company of certain obligations of Best Buy Capital in respect of the MIPS; PROVIDED, that the Company may not amend or cancel the subordination provisions thereof.

         Section 5.16 RESTRICTED PAYMENTS. Not make Restricted Payments unless (a) both before and after giving effect thereto, no Event of Default or Unmatured Event of Default will have occurred or be continuing, and (b) the Company has provided to the Banks a pro-forma Compliance Certificate based on its results at the end of the most recently completed fiscal month and giving effect to such Restricted Payments, demonstrating that such Restricted Payments will not cause a breach of any of the covenants described therein.

         Section 5.17 GENERAL CAPITAL EXPENDITURES. Not, and not permit its Subsidiaries to, make General Capital Expenditures in an aggregate amount exceeding $100,000,000 in any fiscal year of the Company.

         Section 5.18 FEDERAL RESERVE REGULATIONS. Not use any part of the proceeds of any Loan directly or indirectly (a)to purchase or carry margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund Indebtedness originally incurred for such purpose or (b)for any purpose which entails a violation of, or which is inconsistent with, the provisions of Regulations G, U or X.

         Section 5.19 ENVIRONMENTAL MATTERS. Observe and comply with, and cause each Subsidiary to observe and comply with, all laws, rules, regulations and orders of any government or government agency relating to health, safety, pollution, hazardous materials or other environmental matters to the extent non-compliance could result in a Material Adverse Effect on the Company.

         Section 5.20 PAYMENT OF SUBORDINATED INDEBTEDNESS. Not, and not permit any Subsidiary to: make any prepayment of principal of, or acquire, redeem or otherwise retire (except, in the case of the MIPS Debenture, retirement upon the conversion or exchange of all or any part of the MIPS Debenture for common or preferred stock of the Company, and retirement of up to five percent (5%) of the original principal balance of the MIPS Debenture for cash after the conversion or exchange of the remaining balance thereof for common or preferred stock of the Company after November, 1997), any Subordinated Indebtedness; make any payment of principal or interest on any Subordinated Indebtedness if an Event of Default or Unmatured Event of Default exists; amend or cancel the subordination provisions thereof; take or omit to take any action whereby the subordination of such indebtedness or any part thereof to the Notes might be terminated, impaired or adversely affected; or omit to give the Banks prompt written notice of any notice received from any holder of Subordinated Indebtedness of any default under any agreement or instrument relating to any Subordinated Indebtedness by reason whereof such Subordinated Indebtedness might become or be declared to be due or payable.

         Section 5.21 MINIMUM TANGIBLE NET WORTH. Not at any time permit Tangible Net Worth to be less than the sum of (i) $600,000,000 PLUS (ii) for each fiscal year of the Company ending after March 1, 1997, fifty percent of the Company's consolidated net income for such fiscal year, if positive, PLUS
(iii) one hundred percent of the amount added to the net worth of the Company as a result of the issuance and sale by the Company of additional shares of its capital stock after March 1, 1997.

         Section 5.22 LEVERAGE RATIO. Not permit the Leverage Ratio at the end of any fiscal year of the Company to exceed 2.00 to 1.00.

         Section 5.23 INVENTORY TURNOVER RATIO. Not permit the Inventory Turnover Ratio for any Measurement Period to be less than 4.50 to 1.00.

         Section 5.24 INTEREST COVERAGE RATIO (COVENANT). Not permit the Interest Coverage Ratio (Covenant) for any Measurement Period to be less than the ratio set forth in the table below for such Measurement Period:

         Measurement Period
             Ending                    Minimum Ratio
             ------                    -------------

         May 31, 1997                  1.30 to 1.00
         August 30, 1997               1.25 to 1.00
         November 29, 1997             1.40 to 1.00
         February 28, 1998             1.50 to 1.00
         Thereafter                    1.55 to 1.00

         Section 5.25 OWNED LAND AND BUILDINGS. Not (a) permit the sum of (i) the aggregate amount of owned land and buildings of the Company and its Subsidiaries PLUS (ii) without duplication, the amount of any Investments of the type described in Section 5.14(f), to exceed $100,000,000 at any time; (b) make any Investment in the form of advances by the Company to fund the acquisition or construction by Conquest of land or buildings; or (c) purchase any land or buildings from Conquest, unless such land and buildings are simultaneously sold by the Company to an unaffiliated Person and leased back by the Company or a Subsidiary in a transaction permitted by the terms of this Agreement.

         Section 5.26 NEGATIVE PLEDGES. Not, and not permit any Subsidiary to, enter into any agreement, bond, note or other instrument for the benefit of any Person other than the Agent and the Banks that would (a) prohibit the Company or such Subsidiary from granting, or otherwise limit the ability of the Company or such Subsidiary to grant, any Lien on any of its property to the Agent, for the benefit of the Banks, or to lenders providing credit facilities to replace the Commitments or refinance the Obligations, except limitations created in agreements creating Liens on, and applicable only to, property on which a Lien is granted by the Company as permitted in Sections 5.12(e), (f) or
(g), or (b) require the Company or such Subsidiary to grant a Lien to any other Person if the Company or such Subsidiary grants Liens to the Agent, for the benefit of the Banks, or to lenders providing credit facilities to replace the Commitments or refinance the Obligations, except for any such requirement for the benefit of Conquest, provided (i) such requirement is for the grant of an equal and ratable or junior Lien for the benefit of Conquest on the property subject to a Lien in favor of the Agent or such replacement lenders, (ii) such Lien will secure only the amount by which the liability of BBC to Conquest under the Master Lease Agreement and the Agreement for Lease exceeds the amount realized by Conquest from the disposition of real property owned by Conquest and leased to BBC pursuant to the Master Lease Agreement, or eligible to be so leased pursuant to the Agreement for Lease, and (iii) the sum of (A) the amount of Conquest's Indebtedness and (B) all capital contributions to Conquest does not at any time exceed $120,000,000.

         Section 5.27 AMENDMENTS TO AGREEMENTS. Not, and not permit any Subsidiary to, enter into or consent to any amendment to any Conquest Document, any BB Property Lease Document, any agreement, document or instrument executed in connection with any Subordinated Debt, any agreement, document or instrument relating to any other Indebtedness of, or commitment to extend credit to, the Company or any Subsidiary in an amount in excess of $5,000,000, or any agreement, document or instrument relating to any lease of real property with an aggregate fair market value in excess of $10,000,000 by the Company or any Subsidiary, if such amendment would increase any amount, or the rate for calculating any amount, due thereunder, require any payment thereunder to be made on a date earlier than that previously provided for therein, require the Company or any Subsidiary to grant any Lien not previously provided for therein, make any financial performance covenant or covenant relating to Indebtedness, Liens, Investments or capital expenditures more restrictive, or otherwise be unfavorable to the Company or the Banks.

                                      ARTICLE VI
                            EVENTS OF DEFAULT AND REMEDIES

         Section 6.01 EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an Event of Default:

              (a) the Company shall fail to make when due, whether by acceleration of maturity, required prepayment or otherwise, any payment of principal of or interest on the Notes, any reimbursement obligation in respect of a draw under a Letter of Credit or any other Obligation required to be paid to the Agent or any Bank pursuant to this Agreement or any other Loan Document, or fails to make, when due, any deposit into the Holding Account required hereunder; or

              (b) any representation or warranty made by or on behalf of the Company or any Subsidiary in this Agreement or any other Loan Document or in any certificate, statement, report or document herewith or hereafter furnished to the Agent or any Bank pursuant to this Agreement or any other Loan Document shall prove to have been false or misleading in any material respect on the date as of which the facts set forth are stated or certified; or

              (c) the Company shall fail to preserve its corporate existence under the laws of the jurisdiction of its incorporation or shall fail to comply with any term, covenant or agreement contained in Sections 5.11, 5.12, 5.13, 5.14, 5.15, 5.16, 5.17, 5.18, 5.20, 5.21, 5.22, 5.23, 5.24,
    5.25, 5.26 or 5.27; or

              (d) the Company shall fail to comply with any other agreement, covenant, condition, provision or term contained in this Agreement (other than those hereinabove set forth in this Section 6.01) or any other Loan Document and such failure to comply shall continue for 30 days after whichever of the following dates is the earliest: (i) the date the Company gives notice of such failure to the Agent, (ii) the date the Company should have given notice of such failure to the Agent pursuant to Section 5.09, or
    (iii) the date the Agent gives notice of such failure to the Company; or

              (e) the Company or any Subsidiary shall become insolvent or shall generally not pay its debts as they mature or shall apply for, shall consent to, or shall acquiesce in the appointment of a custodian, trustee or receiver of the Company or any Subsidiary or for a substantial part of the property of any of them or, in the absence of such application, consent or acquiescence, a custodian, trustee or receiver shall be appointed for the Company or any Subsidiary or for a substantial part of the property of any of them or the Company or any Subsidiary shall make an assignment for the benefit of creditors; or

              (f) any bankruptcy, receivership, custodianship, reorganization, debt arrangement or other proceedings under any bankruptcy or insolvency law shall be instituted by or against the Company or any Subsidiary, and, if instituted against the Company or any Subsidiary, shall have been consented to or acquiesced in by the Company or such Subsidiary, as applicable, or shall not have been dismissed within 60 days, or an order for relief shall have been entered against the Company or such Subsidiary, as applicable; or

              (g) any dissolution or liquidation proceeding shall be instituted by or against the Company or any Subsidiary and, if instituted against the Company or any Subsidiary, shall be consented to or acquiesced in by the Company or such Subsidiary or shall not have been dismissed within 60 days; or

              (h) one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 shall be rendered against the Company or any Subsidiary (unless such judgment is covered by insurance and the insurer has offered to defend such judgment or acknowledged, in writing, its liability with respect thereto) and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Company or any Subsidiary to enforce any such judgment; or

              (i) the Company or any Subsidiary shall (i) fail to pay any principal or interest, regardless of amount, due in respect of Indebtedness in a principal amount aggregating in excess of $5,000,000, or any payment due under any Conquest Document, when and as the same shall become due and payable (after giving effect to any applicable grace period specified in the instrument evidencing or governing such Indebtedness or such Conquest Document), or (ii) fail to observe or perform any other term, covenant or provision contained in any instrument evidencing or governing such Indebtedness in a principal amount aggregating in excess of $5,000,000 or in any Conquest Document (after giving effect to any applicable grace period specified in the instrument evidencing or governing such Indebtedness or such Conquest Document) if the effect of any such failure is to cause, or to permit the holder or holders of such Indebtedness or a trustee or other Person acting on behalf of such holder or holders to cause, such Indebtedness to become due prior to its stated maturity or to realize on any collateral given as security for such Indebtedness, or to permit Conquest, any lender to Conquest or BBC, or any trustee, agent or other representative of any such lender to exercise any remedy it may have under the Conquest Documents unless all remedies that Conquest, such lender or such trustee, agent or other representative are collectively entitled to exercise would not materially affect the Company's or any Subsidiary's operations at any leased property or require the Company or any Subsidiary to pay any lease payment prior to its scheduled due date or make any termination or other extraordinary payment; PROVIDED, HOWEVER, that any of the foregoing occurrences with respect to any Indebtedness arising from the purchase of goods or services by the Company that is being contested in good faith by appropriate proceedings shall not constitute an Event of Default as long as the Company's or such Subsidiary's title to any substantial part of its property is not materially adversely affected, its use of such property in the ordinary course of its business is not materially interfered with and adequate reserves with respect thereto have been set aside on its books in conformity with GAAP; or

              (j) any execution or attachment shall be issued whereby any substantial part of the property of the Company or any Subsidiary shall be taken or attempted to be taken and the same shall not have been vacated or stayed within 60 days after the issuance thereof; or

              (k)  (i)       a Reportable Event as defined in Section 4043(b),
         subdivision (5), of ERISA shall have occurred with respect to any Plan subject to Title IV of ERISA (other than any Multiemployer Plan) unless a waiver of the failure to meet minimum funding standards under
         Section 412 of the Code shall have been timely applied for and shall not have been denied; or

                   (ii) a Reportable Event as defined in Section 4043(b), subdivision (6), of ERISA shall have occurred with respect to any Plan subject to Title IV of ERISA (other than any Multiemployer Plan); or

                   (iii) the Company or any ERISA Affiliate shall have engaged in any Prohibited Transaction and either (1) the Prohibited Transaction shall not have been corrected within the correction period applicable to it under Section 502(i) of ERISA or Section 4975(b) of the Code, or (2) an exemption shall not be applicable or have been obtained under Section 408 of ERISA or Section 4975 of the Code; or

                   (iv) the PBGC shall have terminated any Plan other than any Multiemployer Plan under Title IV of ERISA or the Company or any ERISA Affiliate shall have received notice from the PBGC of the intention of the PBGC to terminate any such Plan or to appoint a Trustee to administer any such Plan, which notice shall not have been withdrawn within 14 days of the date thereof; or

                   (v) the Company or any ERISA Affiliate shall have voluntarily terminated any Plan subject to Title IV of ERISA (other than a Multiemployer Plan), pursuant to a distress termination under Title IV of ERISA; or

                   (vi) the Company or any ERISA Affiliate, as an employer under a Multiemployer Plan, shall have made a complete or partial withdrawal from such Multiemployer Plan;

    and, upon the occurrence of any of the foregoing, the aggregate amount of the Unfunded Liabilities of all Plans subject to Title IV of ERISA shall exceed in the aggregate $2,000,000 or the Company shall incur liability in excess of $2,000,000 in the aggregate; or

              (l) BB Property, any lender to BB Property, or any trustee, agent or other representative of any lender to, or the holders of any securities issued by, BB Property, shall exercise, give any required formal written notice of intent to exercise, or otherwise express in writing any present or unconditional intent to exercise, any remedy it may have with respect to any default occurring under any of the BB Property Lease Documents, unless all remedies exercised, or that are the subject of such written notice, if exercised, would not materially affect the Company's or any Subsidiary's operations at any leased property or require the Company or any Subsidiary to pay any lease payment prior to its scheduled due date or make any termination or other extraordinary payment; or

              (m) the Company's independent certified public accountants shall qualify their opinion with respect to the Company's financial statements in any respect as a result of any default or event that could, with the passage of time, the giving of notice or otherwise, become a default under any BB Property Lease Document or other documents relating to the lease by the Company of real property, or any such default or event asserted to have occurred thereunder (whether or not such default or event has actually occurred); or

              (n) lessors under leases of real property with an aggregate fair market value (determined under the most recent available appraisals thereof) in excess of $ 10,000,000 to which the Company or any Subsidiary is a party, any lender to any such lessor(s), or any trustee, agent or other representatives of any lender to, or the holders of any securities issued by, any such lessor(s), shall exercise, give any required formal written notice of intent to exercise, or otherwise express in writing any present or unconditional intent to exercise, any remedy they may have against the Company, any Subsidiary or any leased property that involves
    (i) payment by the Company or any Subsidiary of an amount in excess of $5,000,000 or (ii) any material interference with the Company's or any Subsidiary's operations at any leased property.

         Section 6.02  REMEDIES.  If (x) any Event of Default described in
Section 6.01(e) or (f) shall occur, the Commitments shall automatically terminate, the Obligations shall automatically become immediately due and payable, the Company shall automatically become obligated to pay to First Bank, for deposit in the Holding Account, an amount equal to the outstanding Letter of Credit Usage as of such date and the Agent, at the direction of the Majority Banks, may enforce all rights and exercise all remedies of the Agent or the Banks under the Loan Documents and under applicable law, or (y) any other Event of Default shall occur and be continuing, then, the Agent, at the direction of the Majority Banks, may at any time and from time to time do any or all of the following: (i) declare the Commitments terminated, whereupon the Commitments shall be terminated, (ii) declare the Obligations to be forthwith due and payable, whereupon the Obligations shall immediately become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, (iii) demand that the Company pay to First Bank for deposit in the Holding Account an amount equal to the outstanding Letter of Credit Usage as of the date of such demand, whereupon the Company shall pay such amount to First Bank, and (iv) enforce all rights and exercise all remedies of the Agent or the Banks under the Loan Documents and under applicable law.

                                     ARTICLE VII
                                      THE AGENT

         The following provisions shall govern the relationship of the Agent with the Banks.

         Section 7.01 APPOINTMENT AND AUTHORIZATION. Each Bank appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such respective powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto. Neither the Agent nor any of its directors, officers or employees shall be liable for any action taken or omitted to be taken by it under or in connection with the Loan Documents, except for its own gross negligence or willful misconduct. The Agent shall act as an independent contractor in performing its obligations as Agent hereunder and nothing herein contained shall be deemed to create any fiduciary relationship among or between the Agent, the Company or the Banks.

         Section 7.02 NOTE HOLDERS. The Agent may treat the payee of any Note as the holder of the Obligations evidenced thereby until written notice of transfer shall have been filed with it, signed by such payee and in form satisfactory to the Agent.

         Section 7.03 CONSULTATION WITH COUNSEL. The Agent may consult with legal counsel selected by it and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

         Section 7.04 LOAN DOCUMENTS. The Agent shall not be under a duty to examine or pass upon the validity, effectiveness, genuineness or value of any of the Loan Documents or any other instrument or document furnished pursuant thereto, and the Agent shall be entitled to assume that the same are valid, effective and genuine and what they purport to be.

         Section 7.05 FIRST BANK AND AFFILIATES. With respect to its Commitment and the Loans made by it, First Bank shall have the same rights and powers under the Loan Documents as any other Bank and may exercise the same as though it were not the Agent consistent with the terms thereof, and First Bank and its affiliates may accept deposits from, lend money to, issue Documentary Letters of Credit for the account of and generally engage in any kind of business with the Company as if it were not the Agent.

         Section 7.06 ACTION BY AGENT. Except as may otherwise be expressly stated in this Agreement, the Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, or with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, the Loan Documents. The Agent shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks, and such instructions shall be binding upon all holders of Notes; PROVIDED, HOWEVER, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to the Loan Documents or applicable law. The Agent shall incur no liability under or in respect of any of the Loan Documents by acting upon any notice, consent, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties and to be consistent with the terms of this Agreement.

         Section 7.07 CREDIT ANALYSIS. Each Bank has made, and shall continue to make, its own independent investigation or evaluation of the operations, business, property and condition, financial and otherwise, of the Company in connection with entering into this Agreement and has made its own appraisal of the creditworthiness of the Company. Except as explicitly provided herein, the Agent has no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect to such operations, business, property, condition or creditworthiness, whether such information comes into its possession on or before the first Event of Default or at any time thereafter.

         Section 7.08 NOTICES OF EVENT OF DEFAULT, ETC. In the event that any Bank shall have acquired actual knowledge of any Event of Default or Unmatured Event of Default, other than as a result of its receipt of financial statements delivered to it pursuant to Section 5.01, such Bank shall promptly give notice thereof to the Agent. The Agent shall, promptly upon receipt of any such notice provide a copy thereof to the other Banks. Upon receipt from any Bank of a request that the Agent give notice to the Company of the occurrence of an Event of Default or Unmatured Event of Default, the Agent shall promptly forward such request to the other Banks and will take such action and assert such rights under this Agreement and the other Loan Documents as the Majority Banks shall direct in writing.

         Section 7.09 INDEMNIFICATION. Each Bank agrees to indemnify the Agent, as Agent (to the extent not reimbursed by the Company), according to such Bank's Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on or incurred by the Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Agent under the Loan Documents, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. No payment by any Bank under this Section 7.09 shall relieve the Company of any of its obligations under this Agreement.

         Section 7.10 PAYMENTS AND COLLECTIONS. All funds received by the Agent in respect of any payments made by the Company on the Revolving Notes, Commitment Fees or Letter of Credit Fees shall be distributed by the Agent among the Banks on the date received or deemed received pursuant to Section 2.21, in like currency and funds as received, ratably according to each Bank's Pro Rata Share. If the Agent does not make any distribution on the date any such payment is received or deemed received pursuant to Section 2.21, the Agent will pay interest to each Bank entitled to receive a portion of such distribution on the amount distributable to it at the Federal Funds Rate from such date until the date distribution is made, such interest to be payable with such distribution. After any Event of Default has occurred, all funds received by the Agent, whether as payments by the Company or as realization on collateral or on any guaranties, shall (except as may otherwise be required by law) be distributed by the Agent in the following order: (a) first to the Agent or any Bank who has incurred unreimbursed costs of collection with respect to any Indebtedness of the Company hereunder, ratably to the Agent and each Bank in the proportion that the costs incurred by the Agent or such Bank bear to the total of all such costs incurred by the Agent and all Banks; (b) next to First Bank in payment of any Unpaid Draws outstanding, to satisfy any requirement that the Company make payments to First Bank for deposit in the Holding Account to cover any outstanding Letters of Credit and for application on the Swing-Line Note;
(c) next to the Banks (in accordance with their respective Pro Rata Shares) for application on the Revolving Notes; and (d) last to the Banks (in accordance with their respective Pro Rata Shares) for any unpaid Commitment Fees or Letter of Credit Fees owing by the Company hereunder. To the extent the Agent or any Bank receives any payment on the Obligations, whether from the Company or otherwise, that is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such recovery, the Obligations originally intended to be satisfied by such payment shall be revived and continued in full force and effect as if such payment had not been received, and each Bank shall purchase from the Agent or such Bank, for cash, at face value and without recourse, such participations in the revived Obligations as shall be necessary to cause such revived Obligations to be shared ratably among all of the Banks. The Agent or such Bank, as the case may be, shall promptly notify the other Banks and, if applicable, the Agent, of any such recovery.

         Section 7.11 SHARING OF PAYMENTS. If any Bank shall receive and retain any payment, voluntary or involuntary, whether by setoff, application of deposit balance or security, or otherwise, in respect of Indebtedness under this Agreement or the Notes in excess of such Bank's share thereof as determined under this Agreement, then such Bank shall purchase from the other Banks for cash and at face value and without recourse, such participation in the Notes held by such other Banks as shall be necessary to cause such excess payment to be shared ratably as aforesaid with such other Banks; PROVIDED, that if such excess payment or part thereof is thereafter recovered from such purchasing Bank, the related purchases from the other Banks shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest.

         Section 7.12 ADVICE TO BANKS. The Agent shall forward to the Banks copies of all notices, financial reports and other communications received hereunder from the Company by it as Agent, excluding, however, notices, reports and communications which by the terms hereof are to be furnished by the Company directly to each Bank.

         Section 7.13 SUCCESSOR AGENT. The Agent may resign at any time by giving ten days written notice thereof to the Banks and the Company. The Majority Banks may remove the Agent at any time with or without cause by giving the Agent and the Company ten days written notice thereof. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Agent, which successor Agent shall (unless an Event of Default has occurred and is continuing) be reasonably acceptable to the Company. If no successor Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of its resignation or the removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint an Agent which shall be a Bank or a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $100,000,000, which successor Agent shall (unless an Event of Default has occurred and is continuing) be reasonably acceptable to the Company. Any such resignation or removal shall be effective upon the appointment of a successor Agent. Upon the acceptance of any appointment as the Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations, under this Agreement and the other Loan Documents. After the retiring Agent's resignation or removal hereunder as the Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was acting as the Agent under this Agreement and any other Loan Document.


                                     ARTICLE VIII
                                    MISCELLANEOUS

         Section 8.01  AMENDMENTS AND WAIVERS; NO WAIVER OF RIGHTS AND
REMEDIES.

              (a) None of this Agreement, any Loan Document or any provision hereof or thereof may be amended, modified or waived unless the same shall be in writing signed by the Company and the Majority Banks; PROVIDED, that no amendment, waiver or consent shall, unless in writing and signed by all the Banks, do any of the following: (i) reduce the amount of the principal of, or the amount of or rate of interest on, any Note or any Loan or any fees or other amount payable hereunder, (ii) postpone any date fixed for any payment of principal of, or interest on, the Loans or any fees or other amounts payable hereunder, (iii) amend the definition of "Pro Rata Share" or "Majority Banks", (iv) amend Section 3.01 or Section 3.02, or (v) amend this
    Section 8.01(a); PROVIDED, FURTHER, that, in addition to the foregoing requirements, (A) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the requisite Banks indicated above to take such action, affect the rights or duties of the Agent under this Agreement, (B) no amendment may increase any Bank's Commitment Amount unless it is in writing and signed by such Bank, and (C) no amendment, waiver or consent shall reduce the amount payable with respect to, or postpone any date fixed for any payment with respect to, any draw under any Letter of Credit or any Swing-Line Loan, or amend or modify Section 2.01(b), 2.02 (with respect to Swing-Line Loans), 2.03, 2.04 (with respect to Swing-Line Loans), 2.05 (with respect to Swing-Line Loans), 2.09, 2.10, 2.11, 2.12,
    2.13 or 2.14, unless it is in writing and signed by First Bank. Any such amendment, modification or waiver or any other consent to any departure from any such provision by the Company shall in any event be effective only in the specific instance or for the specific purpose for which given. No notice to, or demand on, the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

              (b) No failure or delay on the part of the Agent or any Bank in exercising, and no course of dealing with respect to, any right, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or privilege, or any abandonment or discontinuance of the enforcement thereof, preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Agent and the Banks hereunder and under any other Loan Document are cumulative and not exclusive of any right or remedy which the Agent or any Bank otherwise has.

         Section 8.02 NOTICES. Except as otherwise specifically provided for herein, all notices, requests, demands, instructions, consents, directions and other communications provided for herein shall be in writing (including teletransmission communication) and (unless otherwise required by applicable law) shall be teletransmitted, mailed or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or at such other address as shall be designated by such party in a notice to the other parties. All notices and other communications shall be effective when transmitted by telecopier, delivered to the telegraph or cable office or personally delivered or, in the case of a mailed notice or notice sent by overnight courier, upon receipt thereof as conclusively evidenced by the signed receipt therefor, in each case given or addressed as aforesaid, except that notices to the Agent, First Bank or any Bank under the provisions of
Article II shall not be effective until received by the Agent, First Bank or such Bank.

         Section 8.03 COSTS AND EXPENSES. The Company agrees to pay on demand: (a) all out-of-pocket costs, expenses and fees incurred by the Agent in connection with the negotiation, preparation, approval and execution and delivery of the Loan Documents, including, without limitation, the reasonable fees and expenses of Dorsey & Whitney, special counsel to the Agent, in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents, the commitments relating thereto, the transactions contemplated hereby and thereby and the satisfaction and attempted satisfaction of conditions precedent hereunder, (b) the reasonable fees and expenses of counsel for the Agent in connection with any amendment, modification or waiver or proposed amendment, modification or waiver of any of the terms of this Agreement or any of the other Loan Documents and (c) all reasonable costs and expenses of the Agent and the Banks (including reasonable counsels' fees) in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement and the other Loan Documents.

         Section 8.04 SURVIVAL OF AGREEMENT. All representations, warranties, covenants and agreements made by the Company or any of its Subsidiaries herein, in the other Loan Documents or in any certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be deemed to have been relied upon by the Banks and shall survive the making of the Loans by the Banks and the execution and delivery to the Banks by the Company of the Notes, regardless of any investigation made by or on behalf of the Banks, and shall continue in full force and effect as long as any Letter of Credit or Obligation is outstanding and undrawn or unpaid and so long as the Commitments have not expired or been terminated; PROVIDED, that the obligations and agreements of the Company under Sections 2.12, 2.14, 2.24, 2.26, 2.27, 8.03,
8.06 and 8.09 shall survive payment in full of the Obligations, the expiration of or other discharge of First Bank's liability with respect to the Letters of Credit and the expiration or termination of the Commitments. The obligations of the Banks under Section 2.13 shall remain in effect, notwithstanding the termination of the Commitments and the payment in full of the Obligations (other than contingent Obligations with respect to outstanding Letters of Credit), until the Letters of Credit have expired or First Bank's liability with respect thereto has otherwise been discharged; PROVIDED, that if the amount on deposit in the Holding Account at any time equals the aggregate undrawn face amount of all outstanding Letters of Credit, the obligations of the Banks under Section
2.13 shall terminate; PROVIDED, FURTHER, that the obligations of the Banks under
Section 2.13 shall be reinstated if, and to the extent, First Bank is required to return or repay any payment received by it in respect of any draw under a Letter of Credit, or First Bank's Lien on or right of setoff with respect to any amount on deposit into the Holding Account is avoided or enjoined, by reason of
(i) any judgment, decree or order of any court or administrative body or (ii) any settlement or compromise of any claim for such return, avoidance or injunction effected by First Bank.

         Section 8.05  BINDING EFFECT; ASSIGNMENTS AND PARTICIPATIONS.

              (a) Whenever in this Agreement or any other Loan Agreement any of the parties hereto or thereto is referred to, such reference shall be deemed to refer to the successors and any permitted assigns of such party and this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of each party hereto and the respective successors and assigns of each of them, except that the Company may not assign its rights or delegate its obligations hereunder or under any other Loan Document without the prior written consent of the Majority Banks.

              (b) Any Bank may (i) with the prior written consent (except in the case of an assignment by any Bank to an Affiliate of such Bank or to another Bank) of the Agent and, prior to the occurrence of an Event of Default, the Company, which consent shall not, from and after October 15, 1995, be unreasonably withheld, assign its rights and delegate its obligations under this Agreement and any other Loan Document, including, without limitation, all or any portion of its Commitment, its Revolving Note, its Loans and any other Obligation owned by it, to one or more banks, financial institutions, corporate lenders or other sophisticated investors, PROVIDED, that the aggregate amount of the Commitment which is the subject of the assignment shall be $10,000,000 or an integral multiple of
    $1,000,000 in excess thereof, except (I) in the case of an assignment by one Bank to another Bank,
    in which case the aggregate amount of the Commitment which is the subject of the assignment shall be $1,000,000 or an integral multiple of $1,000,000 in excess thereof, and (II) in the case of the assignment by any Bank of its Commitment in full, and PROVIDED, that following any such assignment, the transferring Bank shall continue to hold a Commitment in an aggregate amount greater than fifty percent (50%) of the amount of its Commitment as of the date it became a party to this Agreement, unless it has assigned its Commitment in full, and (ii) sell participations therein to one or more banks, financial institutions, corporate lenders or other sophisticated investors. Any such assignee under clause (i) of the preceding sentence, to the extent of such assignment (unless otherwise provided therein), shall have all the rights and obligations of a Bank hereunder and the assigning Bank shall be released from its duties and obligations under this Agreement
    to the extent of such assignment.   Upon any assignment and delegation as
    contemplated in clause (i) of the second preceding sentence, (A) the Agent shall revise Schedule 1.01 to reflect such assignment and delegation and distribute such revised Schedule 1.01 to the Company and the Banks, (B) the Company shall, at the request of either the assignor or assignee Bank, execute and deliver new Revolving Notes to the assignor Bank (if it retains a Commitment following such assignment) and the assignee Bank, in the principal amount of their respective Commitments, and (C) the assignor Bank shall pay to the Agent an assignment fee in the amount of $5,000. Upon the delivery of such new Revolving Notes, the assignor Bank shall return to the Company its Revolving Note in effect prior to such assignment and delegation. No assignment under clause (i) of the fourth preceding sentence may assign to the assignee Bank a percentage of the Aggregate Base Commitment Amount that is greater or less than the percentage of the Aggregate Seasonal Commitment so assigned. Notwithstanding the sale of any such participation under clause (ii) of the fifth preceding sentence, (x) no such participant shall be deemed to be or have the rights and obligations of a Bank hereunder except that any such participant shall have a right of setoff under Section 2.29 as if it were a Bank and the amount of its participation were owing directly to such participant by the Company obligated thereon and (y) each Bank, in connection with selling any such participation, shall not condition its rights in connection with consenting to amendments or granting waivers concerning any matter under any Loan Document upon obtaining the consent of such participant other than on matters relating to (1) any reduction in the amount of any principal of, or the amount of or rate of interest or fee in connection with, its Commitment or any Obligation, or (2) any extension of the termination of its Commitment or the maturity of any principal of or interest on any Obligation.

         Section 8.06 TAXES. The Company agrees to pay, and save the Agent and the Banks harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of this Agreement or the issuance of the Notes.

         Section 8.07 SEVERABILITY OF PROVISIONS. Whenever possible, each provision of this Agreement and the other Loan Documents and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Agreement or any other Loan Document or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited or invalid in any jurisdiction under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement or the other Loan Documents and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto and shall not be effective to affect the enforceability of such provision in any other jurisdiction.

         Section 8.08 GOVERNING LAW AND CONSTRUCTION. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS.

         Section 8.09 CONSENT TO JURISDICTION. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY MINNESOTA STATE OR FEDERAL COURT SITTING IN MINNEAPOLIS, MINNESOTA OR ST. PAUL, MINNESOTA OVER ANY ACTION OR PROCEEDING COMMENCED BY THE AGENT OR ANY BANK ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND THE COMPANY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH MINNESOTA STATE OR FEDERAL COURT. THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. THE COMPANY AGREES THAT A JUDGMENT, FINAL BY APPEAL OR EXPIRATION OF TIME TO APPEAL WITHOUT AN APPEAL BEING TAKEN, IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS SECTION 8.09 SHALL AFFECT THE RIGHT OF THE AGENT OR ANY BANK TO BRING ANY ACTION OR PROCEEDING AGAINST THE COMPANY OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTIONS.

         Section 8.10 CAPTIONS. The captions or headings herein and any table of contents hereto are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Agreement.

         Section 8.11 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement and the other Loan Documents embody the entire agreement and understanding between the Company, the Agent and the Banks with respect to the subject matter hereof and thereof. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. Nothing contained in this Agreement or in any other Loan Document, expressed or implied is intended to confer upon any Person other than the parties hereto and thereto any rights, remedies, obligations or liabilities hereunder or thereunder.

         Section 8.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract which shall become effective when the Agent shall have received counterparts hereof signed on behalf of the Company, the Agent and each Bank.

         Section 8.13 COMPANY ACKNOWLEDGEMENTS. The Company hereby acknowledges that (a)it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents,
(b)neither the Agent nor any Bank has any fiduciary relationship to the Company, the relationship being solely that of borrower and lender, (c)no joint venture exists among or between the Company and the Agent or any Bank, and (d)the Agent and the Banks undertake no responsibility to the Company to review or inform the Company of any matter in connection with any phase of the business or operations of the Company and the Company shall rely entirely upon its own judgment with respect to its business, and any review, inspection or supervision of, or information supplied to the Company by the Agent or any Bank is for the protection of the Agent and the Banks and neither the Company nor any third party is entitled to rely thereon.

         Section 8.14 HIGHEST LAWFUL RATE. Anything herein to the contrary notwithstanding, the Obligations shall be subject to the limitation that payments of interest thereon shall not be required, for any period for which interest is computed hereunder, to the extent that contracting for or receipt thereof would be contrary to provisions of any law applicable to any Bank limiting the highest rate of interest which may be lawfully contracted for, charged or received by such Bank.

         Section 8.15 EXITING BANKS. On the Effective Date, the aggregate unpaid principal amount of the outstanding Loans made by each Exiting Bank under the Existing Credit Agreement and related Promissory Note issued to such Exiting Bank thereunder together with all interest, Commitment Fees and other amounts, if any (less the unused portion of any Letter of Credit Fees previously paid to such Exiting Bank), payable to such Exiting Bank thereunder as of the Effective Date (as to either Exiting Bank, its "Payoff Amount"), shall be repaid in full from the proceeds of Loans made by the Banks, and the Commitments of the Exiting Banks under the Existing Credit Agreement shall terminate. The Company shall give the Agent notice pursuant to Section 2.02 with respect to such Loans. The Agent shall distribute to each Exiting Bank by not later than 3:00 P.M. (Minneapolis time) on the Effective Date out of the proceeds of Loans made for such purpose, the amount required to pay such Exiting Bank's Payoff Amount in full, whereupon: (a)such Exiting Bank shall no longer be a party to the Existing Credit Agreement (except to the extent provided in Section 8.04 thereof with respect to the survival of certain provisions, which shall remain in effect as to the Exiting Banks); and (b) such Exiting Bank shall not be deemed to be a "Bank" for any purpose hereunder.

         Section 8.16 WAIVER OF JURY TRIAL. EACH OF THE COMPANY , THE AGENT AND THE BANKS IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                      [END OF RESTATED TEXT OF CREDIT AGREEMENT]

         (b) Exhibit A, Exhibit B and Schedule 1.01(a) to the Credit Agreement are replaced in their entirety with Exhibit A, Exhibit B and Schedule 1.01(a) hereto.

         (c)                 and                shall be the Co-Agents under
    the Credit Agreement.

         3. EFFECTIVENESS OF AMENDMENT. This Amendment shall be deemed effective as of the date first above written, but only upon delivery to the Agent of this Amendment duly executed by the Company and the Majority Banks, and when each of the following conditions precedent has been satisfied:

         (a) no material action, suit or proceeding (including, without limitation, any inquiry or investigation) shall be pending or threatened with respect to the Company that could have a material adverse affect on the Company;

         (b) no material adverse change in the business assets, financial condition or prospects of the Company shall have occurred since March 1, 1997;

         (c)  payment shall have been made to, and received by, the Agent of
    (i) approval fees in an amount equal to 0.10% of the aggregate Commitment Amount (as amended hereby) of each Bank that approved this Amendment on or before May 13, 1997 and executed and delivered this Amendment on or before the effective date hereof, for the account of such Banks in accordance with their respective Commitment Amounts (as amended hereby), and (ii) all amounts payable to the Agent under or in connection with the Credit Agreement or this Amendment;

         (d) the representations and warranties contained in Article IV of the Credit Agreement, as amended hereby, are correct on and as of the effective date of this Amendment as though made on and as of such date;

         (e) no Event of Default or Unmatured Event of Default has occurred and is continuing, or would result from the execution and delivery of this Amendment or the consummation of the transactions contemplated hereby; and

         (f) no default or event that could, with the passage of time, the giving of notice or both, become a default exists or is reasonably projected to occur prior to the Termination Date under any material agreement (whether or not relating to Indebtedness) to which the Company or any Subsidiary is a party or by which the Company, any Subsidiary or any of their respective properties is bound, including, without limitation, the Conquest Documents, the BB Property Lease Documents, the indentures pursuant to which the Company's outstanding Subordinated Indebtedness is outstanding, the other agreements, documents and instruments relating to the MIPS, and any other agreement, document or instrument concerning any Indebtedness or the lease of any real property; and the Company shall have provided the Agent with evidence reasonably satisfactory to the Agent of the satisfaction of this Section 4(f); and

         (g) the Agent shall have received the following, with sufficient counterparts for each Bank:

              (i) a long-form good standing certificate of the Company, as of a recent date, from the appropriate governmental official of the jurisdiction of its incorporation;

              (ii) a certificate of the Secretary or an Assistant Secretary of the Company dated the Effective Date, certifying (A) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this Amendment, and that such resolutions have not been modified, rescinded or amended and are in full force and effect,

    (B) that the articles of incorporation and by-laws of the Company have not been amended since the date of the last copies thereof provided to the Banks pursuant to the Credit Agreement and (C) as to the incumbency and specimen signature of each officer executing this Amendment and any other document delivered in connection herewith on behalf of the Company; and

              (iii) the favorable written opinion of Robins, Kaplan, Miller & Ciresi, counsel for the Company, addressed to the Banks, as to the matters and to the effect set forth in Exhibit F.

         4. ACKNOWLEDGEMENT. The Banks and the Company each acknowledge that, as amended and restated hereby, the Credit Agreement, as amended and restated by this Amendment, remains in full force and effect with respect to the Company, the Banks and the Agent. The Company confirms and acknowledges that it will continue to comply with the covenants set out in the Credit Agreement, as amended and restated hereby, and that its representations and warranties set out in the Credit Agreement, as amended and restated hereby, are true and correct as of the date of this Amendment. The Company further represents and warrants that
(i) the execution, delivery and performance of this Amendment by the Company is within its corporate powers and has been duly authorized by all necessary corporate action, (ii) this Amendment has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms (subject to limitations as to enforceability which might result from bankruptcy, insolvency or other similar laws affecting creditors' rights generally) and (iii) no Events of Default or events which, with the giving of notice or passage of time, would be an Event of Default, exist under the Credit Agreement.

    5. COUNTERPARTS. This Amendment may be signed by the parties hereto on different counterparts with the same effect as if the signatures hereto were on the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

    BEST BUY CO., INC.



                                       By  /s/ Robert C. Fox
                                          ------------------------------
                                       Its Sr VP Finance
                                          ------------------------------


                                       FIRST BANK NATIONAL ASSOCIATION


                                       By  /s/ Carol M. Preisimer
                                          ------------------------------
                                       Its Senior Vice President
                                          ------------------------------


                                       BANK ONE, DAYTON, NATIONAL
                                       ASSOCIATION


                                       By  /s/ Brian B. Bergman
                                          ------------------------------
                                       Its Vice President
                                          ------------------------------


                                       THE BANK OF TOKYO-MITSUBISHI
                                       LTD., CHICAGO BRANCH


                                       By  /s/ J.R. Arnold
                                          ------------------------------
                                       Its Vice President
                                          ------------------------------


                                       FIRST UNION NATIONAL BANK OF
                                       NORTH CAROLINA


                                       By
                                          ------------------------------
                                       Its
                                          ------------------------------

                                       THE LONG TERM CREDIT BANK OF
                                       JAPAN, LTD.


                                       By  /s/ Armard J. Schoen Jr.
                                          ------------------------------
                                       Its Vice President & Deputy General Mngr
                                          ------------------------------


                                       THE BANK OF NOVA SCOTIA


                                       By
                                          ------------------------------
                                       Its
                                          ------------------------------


                                       YASUDA TRUST AND BANKING CO., LTD.


                                       By  /s/ Koichiro Inoue
                                          ------------------------------
                                       Its Joint General Manager
                                          ------------------------------


                                       THE SUMITOMO BANK, LIMITED


                                       By  /s/ John W.Howard Jr
                                          ------------------------------
                                       Its Vice President
                                          ------------------------------
                                       By  /s/ Michael J. Philippe
                                          ------------------------------
                                       Its Vice President & Manager
                                          ------------------------------


                                       MERCANTILE BANK OF ST. LOUIS NATIONAL
                                       ASSOCIATION


                                       By
                                          ------------------------------
                                       Its
                                          ------------------------------

                                       COMERICA BANK


                                       By  /s/ David L. Morrison
                                          ------------------------------
                                       Its Vice President
                                          ------------------------------


                                       WELLS FARGO BANK


                                       By
                                          ------------------------------
                                       Its
                                          ------------------------------


                                       BANK OF AMERICA ILLINOIS


                                       By
                                          ------------------------------
                                       Its
                                          ------------------------------


                                       BANQUE NATIONALE DE PARIS


                                       By  /s/ Jo Ellen Bender
                                          ------------------------------
                                       Its E.V.P. and General Manager
                                          ------------------------------


                                       THE DAI-ICHI KANGYO BANK, LTD., CHICAGO
                                       BRANCH


                                       By  /s/ Seiichiro Ino
                                          ------------------------------
                                       Its Vice President
                                          ------------------------------


                                       THE SAKURA BANK, LIMITED


                                       By  /s/ Shunji Sakurai
                                          ------------------------------
                                       Its Joint General Manager
                                          ------------------------------

                                       THE SANWA BANK, LIMITED, CHICAGO BRANCH


                                       By  /s/ Gordon R. Holtby
                                          ------------------------------
                                       Its Vice President & Manager
                                          ------------------------------


                                       UNITED STATES NATIONAL BANK OF OREGON


                                       By  /s/ Roger H. Weis
                                          ------------------------------
                                       Its Vice President
                                          ------------------------------

                                CONSENT OF GUARANTORS


    The undersigned, Best Buy Stores, L.P., BBC Investment Co. and Best Buy Concepts, Inc. ("Guarantors"), have each guarantied the obligations of the Company to the Banks and Agent pursuant to Guaranties dated as of November 17, 1995, November 17, 1995 and May 1, 1996 the ("Guaranties"). The Guarantors hereby (a) agree that each reference to the Credit Agreement or words of similar import contained in its respective Guaranty shall be a reference to the Credit Agreement, as amended and restated by the foregoing Amendment, (b) confirms that its obligations under its Guaranty shall remain in full force and effect after giving effect to the foregoing Amendment, and (c) confirms and acknowledges that its representations and warranties set forth in Section 17 of its Guaranty are true and correct as of the date of the foregoing Amendment.


                                       BEST BUY STORES, L.P.
                                       By BBC Property Co.
                                       Its General Partner


                                       By  Robert C. Fox
                                          ------------------------------
                                       Its VP Treasurer
                                          ------------------------------




                                       BBC INVESTMENT CO.


                                       By  Robert C. Fox
                                          ------------------------------
                                       Its Sr VP Finance
                                          ------------------------------


                                       BEST BUY CONCEPTS, INC.


                                       By  Robert C. Fox
                                          ------------------------------
                                       Its Sr VP Finance
                                          ------------------------------

                                                                       EXHIBIT A

                                       FORM OF
                              BORROWING BASE CERTIFICATE

Company:  Best Buy Co., Inc.      Date           Report #
                                       ---------          ---------------------



A.  INVENTORY

    1.   Total Perpetual Inventory (FIFO) as of       $
                                                ------ ------

    2.   Less: Ineligible Inventory
         a.   Defective Center Inventory (Devo) $
                                                 --------
         b.   Service Center Invetory $
                                       --------
         c.   Close-out Inventory $
                                   --------
         d.   Mark-down Reserve for Entertainment Software $
                                                            --------
                                                              $
                                                               --------

    3.   Total (2 a + b + c + d)

    4.   Eligible Inventory (Line 1 - Line 3)$
                                              --------

    5.   Less:
         a.   Secured Vendor Payables            $
                                                  --------
         b.   Floor Plan Liability               $
                                                  --------
         c.   Shrink Accrual                     $
                                                  --------

    6.   Total (5 a + b + c)                                    $
                                                                 --------

    7.   Eligible Inventory Net of Financing Obligations
         and Shrink Accrual (Line 4 -Line 6)                    $
                                                                 --------

    8.   Eligible Loan Value @ 55% of Line 7                    $
                                                                 --------

B.  BORROWING BASE

    1.   Total Available Inventory
         (Line A.8)                                             $
                                                                 --------

    2.   Total Borrowing Base (71 43/100% of Line B.1)          $
                                                                 --------

    3.   Unsecured Indebtedness under Section
         5.13(g)                                                $

    4.   Conquest Reserve ($30,000,000)                         $30,000,000

    5.   Net Borrowing Base                                     $
                                                                 --------

C.  LOAN STATUS

    1.   Total Outstandings (includes Letter of Credit Usage)   $
                                                                 --------

    2.   Borrowing Base Excess (Deficiency)
         (Line B.5 - Line C.1)                                  $
                                                                 --------

D.  OTHER ASSETS

    1.   General Ledger Cash Balance                            $
                                                                 --------

    2.   Total Credit Card Receivables
         (including Credit Card Receivables)                    $
                                                                 --------

    3.   Total Other Accounts Receivable                        $
                                                                 --------



         We certify that to our best knowledge and belief the information contained in this report is true and accurate.

                                       BEST BUY CO., INC.


                                       By
                                          ------------------------------
                                          Its
                                             ------------------------------

                                                                       EXHIBIT B
                                       FORM OF
                                COMPLIANCE CERTIFICATE

TO:  First Bank National Association, as Agent

THE UNDERSIGNED HEREBY CERTIFIES THAT:

         (1) I am the duly elected chief financial officer of Best Buy Co., Inc. (the "Company"), a Minnesota corporation, or have been designated by such chief financial officer to submit this Compliance Certificate on his behalf;

         (2) I have reviewed the terms of the Credit Agreement dated as of August 25, 1995, among the Company, the Banks party thereto, First Bank National Association, as Agent (as heretofore amended, referred to herein and in the attachment hereto as the "Credit Agreement"), and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Company during the accounting period covered by the attachment hereto;

         (3) The examinations described in paragraph (2) did not disclose, and I have no knowledge of, whether arising out of such examinations or otherwise, the existence of any condition or event which constitutes an Event of Default or Unmatured Event of Default (as such terms are defined in the Credit Agreement) during or at the end of the accounting period covered by the attachment hereto or as of the date of this Certificate, except as described below (or in a separate attachment to this Certificate). The exceptions, listing in detail the nature of the condition or event, the period during which it has existed and the action which Company has taken, is taking or proposes to take with respect to each such condition or event, are as follows:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

         The foregoing certifications, together with the computations set forth in the attachment hereto and the financial statements delivered with this
Certificate in support hereof, are made and delivered this       day of        ,
                                                         -------      --------
199  , pursuant to Section 5.01(c) of the Credit Agreement.
   --

                                       BEST BUY CO., INC.

                                       By
                                          ------------------------------
                                          Its
                                             ------------------------------

                                      ATTACHMENT
                              TO COMPLIANCE CERTIFICATE
                         AS OF _______, 19__, WHICH PERTAINS
                          TO THE PERIOD FROM _______, 19__,
                                   TO _______, 19__


         Terms defined in the Credit Agreement are used herein as defined therein and Section references herein refer to the Sections of the Credit Agreement.

1.  MAXIMUM PERMISSIBLE SALE OR LEASE OF ASSETS:
    (prescribed by Section 5.11(c))

    (a)  Maximum aggregate book value of assets
         of the Company and Subsidiaries that
         may be disposed of during such fiscal
         year under Section 5.11(c):                            $
                                                                 --------


    (b)  Actual aggregate book value of all assets of
         the Company and Subsidiaries disposed of
         during the fiscal year encompassing the
         period covered hereby:                                 $
                                                                 --------


2.  LIMITATION ON GENERAL CAPITAL EXPENDITURES:
    (prescribed by Section 5.17)


    (a)  Maximum aggregate amount of General
         Capital Expenditures permitted under
         Section 5.17 for the fiscal year including
         the period covered hereby:                             $100,000,000


    (b)  Actual General Capital Expenditures on a
         year-to-date basis for the fiscal year
         including the period covered
         hereby:                                                 $
                                                                 --------


3.  CONSOLIDATED NET WORTH:
    (prescribed by Section 5.21)

    (a)  Minimum Tangible Net Worth
         required under Section 5.21
         for the period covered hereby:                         $
                                                                 --------

    (b)  Actual Tangible Net Worth:                             $
                                                                 --------

4.  LEVERAGE RATIO:
    (prescribed by Section 5.22; measured at fiscal year-end only)

    (a)  (i)  Indebtedness of the Company and
              Subsidiaries:                           $
                                                       --------

              MINUS

         (ii) Cash and Short-term Investments         $
                                                       --------

         Total                                        $
                                                       --------

    (b)  Tangible Net Worth:                          $
                                                       --------

    (c)  Maximum Leverage Ratio permitted
         under Section 5.22:                                    2.00 to 1.00

    (d)  Actual ratio ((a) to (b)):                                  to 1.00
                                                                -----


5.  INVENTORY TURNOVER RATIO:
    (prescribed by Section 5.23)

    (a)  Minimum Inventory Turnover Ratio
         required under Section 5.23 for
         the Measurement Period covered hereby:                 4.50 to 1.00

    (b)  Actual Inventory Turnover Ratio
              for the Measurement Period covered
              hereby:

         (i)  Cost of inventory sold during
              Measurement Period:                     $
                                                       --------


          to

         (ii) Average Cost of inventory held at
              the end of each month during the
              Measurement Period:                     $
                                                       --------

    Ratio of (i) to (ii):                                       to 1.00
                                                           -----

6.  INTEREST COVERAGE RATIO (COVENANT):
    (prescribed by Section 5.24)

    (a)  Minimum Interest Coverage Ratio (Covenant)
         required under Section 5.24 for the
         Measurement Period covered hereby:                     to 1.00
                                                           -----

    (b)  Actual Interest Coverage Ratio (Covenant) for the
         Measurement Period covered hereby:

         Ratio of:

         (i)  Earnings Before Interest, Income
              Taxes and Depreciation             $
                                                  --------

              PLUS

              Rental and Lease Expense           $
                                                  --------

              PLUS

              MIPS Distributions deducted
              from Net Income but excluded
              from Interest Expense              $
                                                  --------

              plus

              11/30/96 and 3/1/97 inventory
              adjustments (if applicable)        $
                                                  --------

              Total:                                       $
                                                            --------

              to

         (ii) Rental and Lease Expense           $
                                                  --------

              PLUS

              Consolidated Net Interest Expense  $
                                                  --------

              PLUS

              MIPS Distributions excluded from

              Interest Expense                   $
                                                  --------

              Total:                                       $
                                                            --------

         Ratio of (i) to (ii):                                  to 1.00
                                                           -----

7.  INTEREST COVERAGE RATIO (PRICING):

         Actual Interest Coverage Ratio (Pricing) for the period covered hereby:

         Ratio of:

         (i)  Earnings Before Interest, Income
              Taxes and Depreciation             $
                                                  --------

              PLUS

              Rental and Lease Expense           $
                                                  --------

              PLUS

              MIPS Distributions deducted
              from Net Income but excluded
              from Interest Expense              $
                                                  --------
              Total:                                       $
                                                            --------

              to

         (ii) Rental and Lease Expense           $
                                                  --------

              PLUS

              Consolidated Net Interest Expense  $
                                                  --------

              PLUS

              MIPS Distributions excluded from
              Interest Expense                   $
                                                  --------

              Total:                                       $
                                                            --------

         Ratio of (i) to (ii):                                  to 1.00
                                                           -----

8.  LIMITATION ON OWNED LAND AND BUILDINGS
    (prescribed by Section 5.25)

    (a)  Maximum amount of owned land
         and buildings permitted under
         Section 5.25:                                     $100,000,000

    (b)  Actual amount of owned land and
         buildings as of measurement date:                 $
                                                            --------

                                                                       EXHIBIT F


                                    MATTERS TO BE
                          COVERED BY THE OPINION OF COUNSEL
                                   FOR THE COMPANY


         The opinion of Robins, Kaplan, Miller& Ciresi, counsel to the Company, which is called for by Section 3(g)(iv) of the Third Amendment to and Restatement of Amended and Restated Credit Agreement, shall be satisfactory in form and substance to the Agent and shall cover the matters set forth below, subject to such assumptions, exceptions and qualifications as may be acceptable to the Agent and counsel to the Agent:

         1. The Company has been duly incorporated, is a validly existing corporation and is in good standing under the laws of the State of Minnesota, has the requisite corporate power to own its properties and to conduct its business as currently conducted.

         2. The Company has all corporate power and authority required to execute, deliver and perform its obligations under the Third Amendment. The execution and delivery by the Company of the Third Amendment, the consummation by the Company of the transactions contemplated thereby and compliance by the Company with the applicable provisions thereof has been authorized by all necessary corporate action and does not and will not conflict with, constitute a default under or violate (a) any of the terms, conditions or provisions of its Articles of Incorporation or bylaws, (b) any of the terms, conditions or provisions of any document, agreement or other instrument, known to such counsel, to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties is bound, (c) any treaty, law, rule or regulation, or (d) any judgment, writ, injunction, decree, order or ruling of anycourt or Governmental Authority known to such counsel binding on the Company or any of its Subsidiaries.

         3. The Third Amendment has been executed and delivered by a duly authorized officer of the Company. The Credit Agreement, as amended and restated by the Third Amendment, is the legal, valid and binding obligation of the Company enforceable against it in accordance with its terms.

         4. No consent, approval, waiver, license or authorization or other action by or filing with any governmental authority is required in connection with the execution and delivery by the Company of the Third Amendment, the consummation of the transactions contemplated thereby and compliance by the

Company with the applicable provisions thereof, except for those which have already been obtained and are in full force and effect.

         5. There is no action, proceeding or investigation pending or threatened (or any basis therefor) known to such counsel which questions the validity of the Third Amendment or any Loan Document or any action taken pursuant to the Third Amendment or any Loan Document, or which in the opinion of such counsel is likely to result, either in any case or in the aggregate, in any material adverse change in the business, operations, affairs or conditions of the Company or any Subsidiary or would materially adversely affect the Company's obligations under the Third Amendment or any Loan Document.

         6. The Company is not a "holding company," or a "subsidiary company" of a "holding company," or an affiliate of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         7. The Company is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         8. The making of the Loans and the application of the proceeds thereof by the Company as provided in the Credit Agreement will not violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

         9. All of the Obligations (including, without limitation, all contingent Obligations in respect of Letters of Credit) will constitute "Senior Debt" or "Senior Indebtedness" as defined in the agreements governing the notes described in clauses (a), (b), (c) and (d) of the definition of Subordinated Indebtedness, and are entitled to the benefit of all of the Subordination Provisions thereof.

                                                                SCHEDULE 1.01(a)

                                  BEST BUY CO., INC.
                             REVOLVING COMMITMENTS OF THE
                            BANK GROUP AS OF MAY    , 1997



                                     Base              Seasonal              Total
               Commitment         Commitment          Commitment          Commitment
    Banks      Percentages          Amount              Amount              Amounts
    -----      -----------        ----------          ----------          ----------


    Total       100.0000%       $250,000,000.00     $115,000,000.00     $365,000,000.00
